Exhibit 10.157




                           ASSET PURCHASE AGREEMENT

                          Dated as of March 21, 1997

                                      Among

                      LITCHFIELD CAPITAL CORPORATION - 1996

                                  as Seller,

                        LITCHFIELD FINANCIAL CORPORATION

                                 as Servicer,

                        EAGLEFUNDING CAPITAL CORPORATION,

                                 as Purchaser

                                       and

                        THE FIRST NATIONAL BANK OF BOSTON

                                  as Deal Agent






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                                TABLE OF CONTENTS

Section                                                                  Page

ARTICLE I DEFINITIONS.....................................................1
SECTION 1.01.  Certain Defined Terms......................................1
SECTION 1.02.  Other Terms...............................................22
   SECTION 1.03.  Computation of Time Periods............................23

ARTICLE II AMOUNTS AND TERMS OF THE PURCHASE ............................23
    SECTION 2.01.  Facility .............................................23
    SECTION 2.02.  Making Purchases .....................................23
    SECTION 2.03.  Transfers of Interests in Purchased Assets............24
    SECTION 2.04.  Termination or Reduction of the Purchase Limit........24
    SECTION 2.05.  Selection of Purchase Periods.........................24
    SECTION 2.06.  Settlement Procedures.................................25
    SECTION 2.07.  Payments and Computations, Etc........................29
    SECTION 2.08.  Yield Protection .....................................29
    SECTION 2.09.  Increased Capital  ...................................30
    SECTION 2.10.  Grant of Security Interest ...........................31
    SECTION 2.11.  Taxes.................................................31
    SECTION 2.12.  Financing Option......................................32

ARTICLE III CONDITIONS OF PURCHASES......................................33
    SECTION 3.01.  Conditions Precedent to Initial Purchase..............33
    SECTION 3.02.  Conditions Precedent to All Purchases.................35
    SECTION 3.03.  Asset Documents.......................................36

ARTICLE IV REPRESENTATIONS AND WARRANTIES................................39
    SECTION 4.01.  Representations and Warranties of the Seller..........39
    SECTION 4.02.  Representations and Warranties of the Servicer........42
    SECTION 4.03.  Eligible Assets.......................................44

ARTICLE V GENERAL COVENANTS..............................................50
    SECTION 5.01.  Affirmative Covenants of the Seller...................50
    SECTION 5.02.  Reporting Requirements of the Seller..................54
    SECTION 5.03.  Negative Covenants of the Seller......................55
    SECTION 5.04.  Covenants of the Servicer.............................57

ARTICLE VI ADMINISTRATION AND COLLECTION.................................60
    SECTION 6.01.  Designation of Servicer...............................60
    SECTION 6.02.  Duties of the Servicer................................60
    SECTION 6.03.  Rights of the Deal Agent..............................64
    SECTION 6.04.  Responsibilities of the Seller and Initial Servicer...65
    SECTION 6.05.  Further Action Evidencing Purchases...................65
    SECTION 6.06.  Application of Payments...............................65
    SECTION 6.07.  Collateral Custodian..................................66

ARTICLE VII EVENTS OF TERMINATION........................................66
    SECTION 7.01.  Events of Termination.................................66

ARTICLE VIII THE DEAL AGENT..............................................69
    SECTION 8.01.  Authorization and Action..............................69
    SECTION 8.02.  Deal Agent's Reliance, Etc............................69
    SECTION 8.03.  Deal Agent and Affiliates.............................69
    SECTION 8.04.  Resifnation of the Deal Agent.........................70

ARTICLE IX INDEMNIFICATION; REPURCHASES..................................70
    SECTION 9.01.  Indemnities by the Seller.............................70
    SECTION 9.02.  Substitution and Repurchase of Assets.................72

ARTICLE X MISCELLANEOUS..................................................74
    SECTION 10.01.  Amendments, Etc......................................74
    SECTION 10.02.  Notices, Etc.........................................75
    SECTION 10.03.  No Waiver; Remedies..................................75
    SECTION 10.04.  Binding Effect; Assignability........................75
    SECTION 10.05.  GOVERNING LAW; WAIVER OF JURY TRIAL..................76
    SECTION 10.06.  Costs, Expenses and Taxes ...........................77
    SECTION 10.07.  No Proceedings.......................................78
    SECTION 10.08.  Set-Off..............................................78
    SECTION 10.09.  Execution in Counterparts; Serverability.............78

                                LIST OF EXHIBITS

EXHIBIT A         Description of Credit and Collection Policy and Minimum
Underwriting
                    Guidelines
EXHIBIT B         Form of Interest Rate Hedge Assignment(withInterest Rate Hedge
                  Assignment Acknowledgment attached)
EXHIBIT C         Form of Collection Account Agreement
EXHIBIT D         Form of Purchase Request
EXHIBIT E         Form of Asset Report
EXHIBIT F         List of Offices of Seller where Records Are Kept
EXHIBIT G         Deferred Purchase Price Certificate
Appendix A        Description of the Purchased Interests
Schedule I        Asset Schedule
Schedule II       Project Schedule

                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT dated as of March 21, 1997 among LITCHFIELD CAPITAL CORPORATION-1996, a Delaware corporation, as Seller, LITCHFIELD FINANCIAL CORPORATION, a Massachusetts corporation, as Servicer, EAGLEFUNDING CAPITAL CORPORATION, as Purchaser, and THE FIRST NATIONAL BANK OF BOSTON, as Deal Agent.

            PRELIMINARY STATEMENTS.

      (1) The Initial Servicer is in the business of purchasing and providing associated services with respect to loans and other obligations related to timeshare intervals;

      (2) The Seller is a special purpose subsidiary of the Initial Servicer established to purchase and otherwise acquire Assets and related property;

      (3) The Seller wishes from time to time to offer to sell, transfer and assign the Assets and related property to the Purchaser;

      (4) The Purchaser will receive certain Collections until its Capital is reduced to zero and any Yield and other amounts due have been paid; and

      (5) Subject to the terms and conditions set forth herein, the Purchaser shall accept such offers to purchase such Assets and related property from the Seller.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
      SECTION 1.01. Certain Defined Terms. As used in this Agreement (both above and elsewhere), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Adjusted Base Rate" means, on any date, a per annum rate of interest equal to the Base Rate on such date.

      "Adjusted Eurodollar Rate" means, with respect to any Purchase Period for all Capital allocated to such Purchase Period, an interest rate per annum equal to the sum of the Eurodollar Rate with respect to such Purchase Period and 1.15% for a Purchase Period after a CP Disruption Event or an event described in clause (e), (g) or (j) of the definition of Termination Date has occurred provided that an Event of Termination has not occurred and otherwise 2.00%.

      "Administration Agreement" means the Amended and Restated Administration Agreement dated as of October 25, 1996 between the Purchaser and The First National Bank of Boston, as the same may be from time to time amended, restated, supplemented or otherwise modified.

      "Adverse Claim" means a lien, security interest, charge, encumbrance or other right or claim of any Person other than Permitted Encumbrances.
      "Affected Party" means the Purchaser, FNBB, individually and in its capacity as Deal Agent, any Liquidity Provider and any parent company controlling any of the foregoing.

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such specified Person; provided, however, that none of the Deal Agent, the Purchaser or any Liquidity Provider shall be deemed to be an Affiliate of the Seller. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Aggregate Fee Rate" means the sum of the per annum rates or percentages applicable from time to time to calculate each of the Servicer Fee (including the Collateral Custodian Fee), the Subservicer Fee, the Backup Servicer Fee, the Program Fee, the Liquidity Fee, and the fees, if any, payable by the Seller with respect to Interest Rate Hedges.

      "Aggregate   Outstanding  Balance"  means,  at  any  time,  the  aggregate
Outstanding Balance of all Purchased Assets that are Eligible Assets.

      "Aggregate Purchase Price" means, at any time, the sum of the outstanding Capital at such time and the Deferred Purchase Price at such time.

      "Agreement" means this Asset Purchase Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified.

      "Alternative Rate" means, with respect to any Purchase Period for all Capital allocated to such Purchase Period, an interest rate per annum equal to the Adjusted Eurodollar Rate or the Adjusted Base Rate as the Seller shall select in accordance with the terms of this Agreement; provided, however, that the "Alternative Rate" for such Capital allocated to such Purchase Period shall be the Adjusted Base Rate if (i) on or before the first day of such Purchase Period, the Purchaser shall have notified the Deal Agent that a Eurodollar Disruption Event has occurred, (ii) such Fixed Period is a period of 1 to 29 days or (iii) such Capital is less than $1,000,000.

      "Asset" means a Loan or an Installment Contract.

      "Asset Documents " means the documents with respect to each Asset described in Section 3.03.
      "Asset Purchase" means a purchase by the Purchaser of Purchased Interests from the Seller pursuant to Sections 2.01 and 2.02.

      "Asset Rate" means, with respect to any Purchased Asset at any time, a rate of interest to be paid by the Obligor.

      "Asset Report" means a report, in substantially the form of Exhibit E, furnished by the Servicer to the Deal Agent for the Purchaser pursuant to
Section 2.06(a).
      "Asset Sale Agreement" means that certain Asset Sale and Contribution Agreement of even date herewith between the Initial Servicer and the Seller, as such agreement may be amended, supplemented or modified from time to time.
      "Asset Sale Assets" means all right, title and interest of the Seller in, to and under the Asset Sale Agreement, including, without limitation, all obligations due and to become due to the Seller from the Initial Servicer under or in connection therewith, whether as Assets or fees, expenses, costs, indemnities, insurance recoveries, damages for breach or otherwise, and all rights, remedies, powers, privileges and claims of the Seller against Initial Servicer under or with respect to the Asset Sale Agreement.

      "Asset  Schedule"  means the list of Purchased  Assets  attached hereto as
Schedule I, as modified from time to time, which list shall set forth the following information with respect to each such Purchased Asset as of the Cut-off Date: (i) loan number used by the Initial Servicer, (ii) name of Obligor, (iii) Project number, (iv) current interest rate per annum and, in the case of an adjustable rate, index, margin and periodic and lifetime floor and cap, (v) original principal balance, (vi) Outstanding Balance, (vii) current monthly payment amount, (viii) date of origination to the extent available in the servicing data base, (ix) maturity date, (x) original term (in months), (xi) timeshare estate unit(s), week(s) or number(s), and (xii) any Exception with respect to such Purchased Asset and the aggregate amount of the same type of Exception with respect to all Purchased Assets.

      "Backup Servicer" means The CIT Group/Sales Financing, Inc., in its capacity as Backup Servicer for the Servicer and the Subservicer pursuant to the Backup Servicing Agreement and any successors thereto.

      "Backup Servicer Fee" has the meaning in the Backup Servicing Agreement.

      "Backup Servicing Agreement" means the Backup Servicing Agreement, dated as of March 21, 1997 among the Backup Servicer, the Initial Servicer and the Purchaser, as the same may be amended, restated, supplemented or otherwise modified from time to time.

      "Bankruptcy  Code"  means  Title 11 of the United  States  Code (11 U.S.C.
Section 101 et seq.), as amended from time to time, or any successor statute.

      "Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of (i) the per annum rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts as its "base rate", and
(ii) one-half of one percent per annum above the Federal Funds Rate.

      "Benefit Plan" means, with respect to any Person, a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which such Person or any ERISA Affiliate of such Person is, or at any time within the immediately preceding six years was, an "employer" as defined in
Section 3(5) of ERISA.

      "Breakage Indemnity" means, for any Purchase Period (computed without regard to the maturity of a Purchase Period occurring as a result of the occurrence of the Termination Date) during which Capital is reduced (determined without regard to any Purchases), the amount, if any, by which (i) the additional Yield (calculated without taking into account any Breakage Indemnity) which would have accrued on the reductions of such Capital during such Purchase Period (as so computed) if such reductions had remained as Capital exceeds (ii) the income, if any, received by the Purchaser or the applicable Liquidity Provider from the investment by such Person of the proceeds of such reductions of Capital (which investment the Purchaser and the Liquidity Providers will use reasonable efforts to make under the then applicable conditions and circumstances).

      "Business Day" means a day of the year other than a Saturday or a Sunday on which (i) banks are authorized or required to be open in New York City and Boston, Massachusetts and (ii) if the term "Business Day" is used in connection with the Adjusted Eurodollar Rate, dealings in dollar deposits are carried on in the London interbank market.

      "Capital" means the sum of the amounts paid to the Seller for each Capital Purchase pursuant to Section 2.02, reduced from time to time by Collections received and distributed on account of such Capital pursuant to Section 2.06 below. If the Purchaser, any Liquidity Provider or the Deal Agent is required by law to repay (as a preference or otherwise) to the Seller, the Initial Servicer, an Obligor, a trustee for the Seller, the Initial Servicer or any Obligor, a court or any other Person any amount which previously caused a reduction in Capital, and does so repay such amount, then Capital shall be reinstated by the amount of such repayment and the Seller will indemnify and hold the Purchaser, such Liquidity Provider or the Deal Agent harmless for the amount of such repayment, interest thereon required to be paid in connection therewith and all losses, liabilities, costs and expenses related thereto (including but not limited to reasonable attorneys' fees and expenses).

      "Capital Purchase" means any increase in the aggregate outstanding Capital hereunder.

      "Collateral Custodian" means the Person appointed from time to time as Collateral Custodian by the Deal Agent pursuant to Section 6.07.

      "Collateral Custodian Fee" means that portion of the Servicer Fee which is allocated for the account of the Collateral Custodian as compensation for its duties hereunder, as the Seller, the Servicer, the Deal Agent and the Collateral Custodian may from time to time agree.

      "Collection Account" means the account maintained at the Collection Account Bank into which Collections of Purchased Assets are deposited following withdrawal of such Collections from the Lockbox Account.

      "Collection Account Agreement" means an agreement substantially in the form of Exhibit C among the Seller, the Servicer, the Deal Agent and the Collection Account Bank which agreement sets forth the rights of the Deal Agent, the Seller and the Servicer with respect to the disposition and allocation of the Collections deposited into the Collection Account.

      "Collection Account Bank" means The First National Bank of Boston, and any successor.

      "Collection Date" means the date following the Termination Date on which the aggregate outstanding Capital has been reduced to zero and the Purchaser and the Deal Agent have received all Yield and other amounts payable under this Agreement or any other document, instrument or agreement executed pursuant hereto.
      "Collections" means, with respect to any Purchased Asset, all cash collections and other cash proceeds including Late Charges of such Purchased
Asset, all cash proceeds of Related Security with respect to such Purchased Asset, and any amounts in respect of such Purchased Asset received or deemed to have been received pursuant to Section 9.02, and shall also include any amounts earned as a result of the investment of the Collections held by the Deal Agent pursuant to Section 2.06.

      "Contract" means the original agreement, as modified or supplemented, with respect to any Installment Contract.

      "Coverage Shortfall" means the occurrence of the Event of Termination described in Section 7.01(j).

      "CP Disruption Event" means the inability of the Purchaser, at any time, whether as a result of a prohibition, a contractual restriction or any other event or circumstance whatsoever, to raise funds through the issuance of its commercial paper notes (whether or not constituting commercial paper notes issued to fund Purchases hereunder) in the United States commercial paper market.

      "CP Rate" means, with respect to any Purchase Period for all Capital allocated to such Period, the rate equivalent to the rate for (or if more than one rate, the weighted average or the rates) at which commercial paper notes of the Purchaser having a term equal to such Purchase Period and to be issued to fund the applicable Purchase by the Purchaser may be sold by any placement agent or commercial paper dealer selected by such Purchaser, as agreed between each such agent or dealer and such Purchaser and notified by the Purchaser to the Deal Agent and the Servicer; provided, however, if the rate (or rates) as agreed between any such agent or dealer and the Purchaser with regard to any Purchase Period for the applicable Purchase is a discount rate (or rates), the "CP Rate" for such Purchase Period shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest bearing equivalent rate per annum.

      "Credit and Collection Policy" means those credit and collection policies and practices relating to the Assets described in Exhibit A, as modified in compliance with Section 5.03(c).

      "Cutoff Date" means the beginning of business on February 28, 1997 with respect to the Initial Purchase Date and thereafter on the third Business Day prior to the Purchase Date with respect to a Purchased Asset.

      "DCR" means Duff & Phelps Credit Rating Co. and any successor thereto.

      "Deal Agent" means FNBB, in its capacity as agent hereunder for the Purchaser.

      "Dealer Fee" means a fee equal to .05% per annum of the principal amount of the commercial paper on each commercial paper maturity date.

      "Default Ratio" means, for any month, the product of 12 and a fraction (expressed as a percentage) determined as of the last day of such month equal to
(i) the aggregate Outstanding Balance of all Purchased Assets which became Defaulted Assets during such month divided by (ii) the aggregate Outstanding Balance of all Purchased Assets which were Eligible Assets outstanding on the last day of the fourth month next preceding such month.

      "Defaulted Asset" means an Asset at any time: (i) as to which any payment is delinquent for 120 days or more from the original due date for such payment (regardless of whether such Asset becomes current at some future date), (ii) as to which foreclosure proceedings have been initiated and are continuing, or
(iii) which, consistent with the Credit and Collection Policy, has been or should be specifically reserved against, classified as uncollectible or charged off; provided, that neither the Servicer nor the Seller shall be required to include an Asset which becomes a Defaulted Asset during a given calendar month as a "Defaulted Asset" for the purposes of this Agreement until the earlier of
(x) the date on which the Asset Report in respect of such month is required to be delivered pursuant to Section 2.06(a) and (y) the date on which such Asset Report is actually delivered to the Deal Agent.

      "Deferred Purchase Price" means
      (a) at any time prior to the Collection Date, an amount equal to the greater of:

             (i)  the Minimum Overcollateralization Amount,

             (ii) the product of 20.0% and an amount equal to the Aggregate Outstanding Balance at such time; or

            (iii) the product of 25.0% and an amount equal to the Capital at such time; and

      (b) on and after th Collection Date, an amount equal to the Aggregate Outstanding Balance.

      "Delinquency Ratio" means, for any month, the product of 12 and a fraction (expressed as a percentage) determined as of the last day of such month equal to
(i) the aggregate Outstanding Balance of all Purchased Assets which became Delinquent Assets during such month divided by (ii) the aggregate Outstanding Balance of all Purchased Assets which were Eligible Assets outstanding on the last day of the third month next preceding such month.

      "Delinquent Asset" means an Asset that is not a Defaulted Asset and (i) any payment remains unpaid for at least 90 days and less than 120 days from the original due date for such payment or (ii) which, consistent with the Credit and Collection Policy, has been or should be classified as delinquent; provided, that neither the Servicer nor the Seller shall be required to include an Asset which becomes a Delinquent Asset during a given calendar month as a "Delinquent Asset" for the purposes of this Agreement until the earlier of (x) the date on which the Asset Report in respect of such month is required to be delivered pursuant to Section 2.06(a) and (y) the date on which such Asset Report is actually delivered to the Deal Agent.

      "Developer" means the developer of a Project, or the seller of any Purchased Assets to the Initial Servicer, or its successors and assigns.

      "Developer Agreement" means an agreement between the Initial Servicer and a Developer pursuant to which the Initial Servicer has purchased Purchased Assets.

      "DOL" means the United States Departmen of Labor and any successor department or agency.

      "Early Stage Delinquency Ratio" means, for any month, a fraction (expressed as a percentage) determined as of the last day of such month equal to
(i) the aggregate Outstanding Balance of all Purchased Assets which are Early Stage Delinquent Assets on the last day of such month divided by (ii) the aggregate Outstanding Balance of all Purchased Assets which were Eligible Assets outstanding on the last day of such month.
      "Early Stage Delinquent Asset" means an Asset that is not a Defaulted Asset and any payment remains unpaid for at least 30 days and less than 60 days from the original due date for such payment; provided, that neither the Servicer nor the Seller shall be required to include an Asset which becomes an Early Stage Delinquent Asset during a given calendar month as an "Early Stage Delinquent Asset" for the purposes of this Agreement until the earlier of (x) the date on which the Asset Report in respect of such month is required to be delivered pursuant to Section 2.06(a) and (y) the date on which such Asset Report is actually delivered to the Deal Agent.

      "EFCC" means EagleFunding Capital Corporation, a Delaware corporation.

      "Eligible Asset" means, at any time, an Asset which complies with the provisions of Section 4.03.

      "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

      "ERISA Affiliate" means, with respect to any Person, any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as such Person; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the IRC) with such Person or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as such Person, (iv) any corporation described in clause (i) above or (v) any partnership or other trade or business described in clause (ii) above.

      "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Eurodollar Disruption Event" means, with respect to all Capital allocated to any Purchase Period, any of the following: (i) a determination by a Purchaser that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to make, fund or maintain any Purchase for such Purchase Period, (ii) the inability of FNBB to furnish timely information for purposes of determining the Adjusted Eurodollar Rate,
(iii) a determination by a Purchaser that the rate at which deposits of United States dollars are being offered in the London interbank market does not accurately reflect the cost to such Purchaser of making, funding or maintaining any Purchase for such Purchase Period or (iv) the inability of the Purchaser to obtain United States dollars in the London interbank market to make, fund or maintain any Purchase for such Purchase Period.

      "Eurodollar Rate" means, with respect to any Purchase Period for all Capital allocated to such Purchase Period, an interest rate per annum equal to the quotient, stated as a percentage, of (i) the per annum rate determined by the Deal Agent at which United States dollar deposits for such Purchase Period are offered by FNBB based on information presented on Telerate Page 3750 as of 11:00 a.m. London time on the second Business Day prior to the first day of such Purchase Period, divided by (ii) a number equal to 1.00 minus the Eurodollar Reserve Percentage, if applicable.

      "Eurodollar Reserve Percentage" means, for any day with respect to a Purchase Period to which Capital has been allocated hereunder, means the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against Eurocurrency Liabilities, if such liabilities were outstanding. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in the maximum rate described above.

      "Event   of   Subservicer  Termination"   means  the  termination  of  the
Subservicer under the Subservicing Agreement.

      "Event of Termination" has the meaning assigned to that term in Section 7.01.

      "Exception" means any exception to the criteria for an Eligible Asset permitted by this Agreement provided that the exceptions with respect to all the Purchased Assets do not exceed a specified percentage of the Pool.

      "Facility Documents" shall mean collectively, this Agreement, the Asset Sale Agreement, the Subservicing Agreement, the Backup Servicing Agreement, the Funds Designation Agreement, the Project Title Assignments, the Interest Rate Hedges, the Liquidity Agreements, the Security Agreements, the Fee Letter, each Liquidity Fee Letter and all other agreements, documents and instruments executed and delivered in connection herewith or therewith, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

      "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by FNBB from three Federal funds brokers of recognized standing selected by it.

      "Fee Interval" means an undivided fractional fee title ownership or substantially equivalent leasehold interest in a timeshare estate, together with a periodic right to occupancy of such timeshare estate.

      "Fee Letter" means the fee letter of even date herewith, among the Deal Agent, the Purchaser and the Seller, as the same may from time to time be amended, restated, supplemented or otherwise modified.

      "Financing Asset" means a Purchased Asset with respect to which the Seller has elected the Financing Option.

      "Financing Option" means the election by the Seller to treat the assignment of a Purchased Asset as a pledge securing a loan by the Purchaser to the Seller.

      "FNBB" means The First National Bank of Boston, a national banking association, and any successor.

      "FNBB Interest Rate Hedges" means all Interest Rate Hedges entered into by the Seller with FNBB, as counterparty.

      "Foreclosure Property" means any Property acquired by the Purchaser or its nominee through foreclosure, deed in lieu of foreclosure or otherwise.

      "Funds Designation Agreement" means the Funds Designation Agreement, dated as of March 21, 1997, among the Lockbox Bank, Bank One Arizona, N.A., the Initial Servicer, the Purchaser, the Seller and the Subservicer, as the same may be amended, supplemented or otherwise modified from time to time.

      "Guarantor" means any partial or full guarantor of any Purchased Asset under any Developer Agreement.

      "Indebtedness" of any Person means (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations secured by any lien or other charge upon property or Assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (vi) obligations of such Person in connection with any letter of credit issued for the account of such Person and (vii) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above.

      "Initial Liquidity Agreement" means the Liquidity Agreement of even date herewith, entered into by the Purchaser, the Liquidity Providers, and FNBB, in its capacity as liquidity agent.

      "Initial Purchase Date" means the date the first Asset Purchase is made pursuant to this Agreement.

      "Initial   Servicer"  means   Litchfield  Financial  Corporation  and  its
successors.


      "Initial Servicer Default or Change" means (i) the Initial Servicer shall fail to pay any principal or premium or interest on any Indebtedness having a principal amount of $500,000 or greater, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness of the Initial Servicer or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or (ii) the ratio of total Indebtedness to tangible net worth of the Initial Servicer shall exceed 4.00:1.00; or (iii) the Initial Servicer shall fail to maintain a minimum net worth of $35,000,000 as increased by 50% of retained earnings for each quarter ending after December 31, 1996, measured quarterly, without any adjustment for losses incurred in any quarter.

      "Installment Contract" means an installment sale contract which provides for periodic occupancy of a timeshare estate and for conveyance of a Fee Interval or other Property acceptable to the Purchaser upon payment of the installments.

      "Interest Rate Hedges" means all interest rate exchange, collar, cap, swap or similar agreements entered into by the Seller in connection herewith to provide protection to, or minimize the impact upon, the Seller of increasing Yield Rates .

      "Interest Rate Hedge Assignment" means an assignment of an Interest Rate Hedge in substantially the form of Exhibit B, made by the Seller in favor of the Deal Agent.

      "Interest Rate Hedge Assignment Acknowledgment" means an acknowledgment in substantially the form of Exhibit B executed by a counterparty to an Interest Rate Hedge in favor of the Deal Agent.

      "Interest Rate Hedge Test" means a test calculated as of any Settlement Date which requires that as of at least one day during the period commencing with the last Business Day of the preceding calendar month and including the next four Business Days (i) the weighted average Asset Rate of the Eligible Assets with a fixed Asset Rate as of the last Business Day of the preceding calendar month exceeds (ii) the sum of (x) a fixed rate five year bullet swap meeting the terms of Section 5.01(k) hereof in a notional amount required by such Section 5.01(k), (y) the Aggregate Fee Rate and (z) three percent per annum (3%).

      "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

      "IRS" means the Internal  Revenue Service of the United States of America.

      "Late Charges" means amounts due under an Asset as fees or charges for late payments.

      "Liquidity Agreements" means any one or more loan or purchase agreements styled as "liquidity loan agreements," "liquidity purchase agreements" or other similar agreements, entered into by the Purchaser and one or more financial institutions at any time from and after the Initial Purchase Date, pursuant to which the Purchaser may from time to time make borrowings from such financial institutions secured by all or part of the Purchaser's right, title and interest in, to and under the Purchased Interests arising hereunder, or sales to such financial institutions of the Purchaser's right, title and interest in, and under the Purchased Interests arising hereunder, as such agreements may from time to time be amended, restated, supplemented or otherwise modified.

      "Liquidity Fee" means a fee payable monthly in arrears to the Deal Agent for the account of each Liquidity Provider, equal to the product of (i) the average daily aggregate amount of the liquidity commitment of such Liquidity Provider under the applicable Liquidity Agreement during the month then most recently concluded, and (ii) the relevant per annum rate set forth in the applicable Liquidity Fee Letter.

      "Liquidity Fee Letter" means, with respect to a Liquidity Agreement, a fee letter making reference to such Liquidity Agreement and entered into on or about the date of such Liquidity Agreement among the Purchaser, the Seller and the relevant Liquidity Provider (or an agent for a group of such Liquidity Providers, as the case may be), as the same may from time to time be amended, restated, supplemented or otherwise modified.

      "Liquidity Provider" means any of the financial institutions from time to time party to any Liquidity Agreement in a capacity as a liquidity lender to the Purchaser thereunder.

      "Loan" means a loan evidenced by a Note and secured by a Mortgage on a Fee Interval or secured by other Property acceptable to the Purchaser.

      "Lockbox Account" means account number 0411-8583 (or a replacement account therefor) maintained at the Lockbox Bank pursuant to the terms of the Funds Designation Agreement, for the purpose of receiving Collections and providing for (among other things) the remittance of such Collections to the Collection Account.

      "Lockbox Bank" means Banc One Operations Services Corporation, in its capacity as lockbox bank under the Funds Designation Agreement and any successor lockbox bank under the Funds Designation Agreement.

      "Manager" means a manager of a Project.

      "Minimum Overcollateralization Amount" means $1,000,000.

      "Minimum   Underwriting   Guidelines"   means  the  Minimum   Underwriting
Guidelines set forth in Exhibit A.

      "Moody's" means Moody's Investors Service, Inc. and its successors.

      "Mortgage" means the original mortgage, deed of trust or other instrument creating a first lien on the Property securing a Loan.

      "Multiemployer Plan" means, with respect to any Person, a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either such Person or any ERISA Affiliate of such Person.
      "Note" means the original note or other instrument of indebtedness evidencing a loan.

      "Obligor" means a person obligated to make payments on a Purchased Asset.

      "Obligor Filing Requirement" means, with respect to any Purchased Interest, that the Seller has caused all mortgages and assignments of mortgages to be recorded, and all UCC financing statements, continuation statements and assignments to be filed, in the appropriate jurisdictions, against the Obligor, so that, the Purchaser would reasonably be expected to have a first priority perfected security interest in the Purchased Asset.

      "Outstanding Balance" means, with respect to any Asset, the outstanding principal amount.

      "Permitted Encumbrance" means any of the following:

      (a) liens, charges or other encumbrances for taxes and assessments which are not yet due and payable;

      (b) liens, charges or other encumbrances or priority claims incidental to the conduct of business or the ownership of properties and Assets (including mechanics', carriers', repairers', warehousemen's and attorneys' liens and statutory landlords' liens) and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings; and

      (c) liens, charges or encumbrances in favor of the Purchaser, or the Deal Agent or liens, charges or encumbrances in favor of any Liquidity Provider created by any Liquidity Agreement.

      "Permitted Investments" means:

      (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of no more than 90 days from the date of acquisition;

      (b) time deposits and certificates of deposit having maturities of no more than 90 days from the date of acquisition, maintained with or issued by any commercial bank having capital and surplus in excess of $500,000,000 and having a short-term rating of not less than P-1 or the equivalent thereof from Moody's and D-1 or the equivalent thereof from DCR (if rated by DCR) and a short-term rating from S&P which is at least as high as the rating of the commercial paper notes issued by EFCC (if rated by S&P);

      (c) repurchase obligations for underlying securities of the types described in clauses (a) or (b) above with a term of not more than ten days and maturing no later than 90 days after the date of acquisition; and
      (d) commercial paper maturing within 90 days after the date of acquisition and having a rating of not less than P-1 or the equivalent thereof from Moody's and D-1 or the equivalent thereof from DCR (if rated by DCR) and a rating from S&P which is at least as high as the rating of the commercial paper notes issued by EFCC (if rated by S&P).

      "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity.

      "Plan" means, with respect to any Person, an employee benefit plan defined in Section 3(3) of ERISA in respect of which such Person or any ERISA Affiliate of such Person is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

      "Pool" means the pool of Purchased Assets including any Financing Assets.

      "Post Office Box" means, with respect to the Lockbox Account, 29352, or a replacement post office box agreed to by the Deal Agent, to which Obligors remitting payments relating to Assets by mail are instructed to direct such payments for deposit into the Lockbox Account.

      "Program Fee" means a fee, payable monthly in arrears to the Deal Agent for the account of the Purchaser, equal to the product of (i) the average daily amount of outstanding Capital during the month then most recently concluded, and
(ii) the relevant per annum rate set forth in the Fee Letter.

      "Project" means the land, buildings and appurtenant rights of each condominium or other project set forth on the Project Schedule, as created by a declaration of condominium or similar document recorded in the public records of the recording office set forth on such schedule.

      "Project Association" means the condominium association or other form of organization with respect to each Project, as set forth on the Project Schedule.

      "Project Schedule" means the list of Projects attached hereto as Schedule II, as modified from time to time, which list shall set forth the following information with respect to each Project: (i) each Project, (ii) whether the Purchased Assets are Loans or Installment Contracts, (iii) the Record Owner and the Project Title Agreement with respect to any Installment Contract, (iv) the Project Association, (v) the Developer, (vi) the Manager, (vi) the Guarantor, and (vii) the Seller's good faith estimate of the percentage of the timeshare intervals which have been sold to a person who is not the Developer, the Manager or the Guarantor or an Affiliate of any of the foregoing.

      "Project Title Agreement" means with respect to an Installment Contract a trust, escrow, nominee or other agreement with respect to holding title to the Property for the Project.

      "Project Title Assignment" means (i) an assignment of the interest of the Initial Servicer or any of its Affiliates with respect to the Property subject to any Project Title Agreement and (ii) the acknowledgment by the trustee, escrow agent, nominee or other Person as applicable, as the same may be from time to time amended, supplemented or modified.

      "Property" means the timeshare estate at a Project which secures a Loan or which will be conveyed pursuant to an Installment Contract.

      "Purchase" means an Asset Purchase or a Capital Purchase, as applicable.

      "Purchase Date" means, with respect to any Asset, the date of the initial Purchase thereof hereunder.

      "Purchase Limit" means at any time $25,000,000, as such amount may be reduced pursuant to Section 2.04. Notwithstanding anything in the foregoing sentence to the contrary, at all times on and after the Termination Date, the "Purchase Limit" shall mean the aggregate outstanding Capital at such time.

      "Purchase Period" for any outstanding Capital means (i) if Yield in respect of all or any part thereof is computed by reference to the CP Rate, a period of 1 to and including 31 days, (ii) if Yield in respect thereof is computed by reference to the Adjusted Eurodollar Rate, a period of one, two or three months and (iii) if Yield in respect thereof is computed at the Adjusted Base Rate, a period of 1 to and including 31 days, in each case, as determined pursuant to Section 2.05.

      "Purchase Request" means a written request, in substantially the form of Exhibit D, delivered by the Seller to the Deal Agent for the Purchaser, and (i) requesting an Asset Purchase or a Capital Purchase pursuant to Sections 2.01 and 2.02, or (ii) identifying Assets for substitution in accordance with Section 9.02.

      "Purchased  Asset" means any Asset purchased  pursuant to Section 2.01 and
Section 2.02; provided, however, that with respect to any Asset that is repurchased or substituted for by the Seller pursuant to Section 9.02, following the Deal Agent's receipt of the repurchase price or substituted Asset for such Asset, the term "Purchased Asset" shall not include the Asset so repurchased or substituted for.

      "Purchased Interests" means, at any time, all then outstanding Purchased Assets, Related Security with respect to such Purchased Assets, payments owing to the Seller or the Deal Agent (as applicable) under Interest Rate Hedges covering Purchased Assets and Collections with respect to, and other proceeds of, such Purchased Assets, including, without limitation, all Collections of a Purchased Asset relating to payments received at any time following the Cut-off Date.

      "Purchaser" means EFCC, and any of its successors or permitted assignees.

      "Purchaser Filing Requirement" means, with respect to any Purchased Asset, that the Seller shall have filed all appropriate UCC financing statements executed by the Initial Servicer or the Seller (Form UCC-1) in all applicable jurisdictions, so that, if a Purchase is a financing, the Purchaser would reasonably be expected to have a first priority perfected security interest in the Purchased Asset.

      "Rating Agency" means each of S&P, Moody's and DCR.

      "Record Owner" means the holder of title to any Property subject to any Installment Contract.

      "Records" means all Asset Documents and other documents, books and records (including without limitation, computer programs, tapes, discs and punch cards) maintained by Seller with respect to Assets and the related Obligors.

      "Related Security" means with respect to any Asset:

      (a) all security interests or liens and property subject thereto from time to time purporting to secure payment of the Asset;

      (b) the blanket assignment to the Deal Agent, for the benefit of the Purchaser, of all Mortgages and UCC financing statements covering any collateral securing payment of the Asset;

      (c) all guarantees, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Asset;

      (d)  all Records;

      (e) all Collections and other proceeds of the foregoing, including, without limitation, all insurance and condemnation proceeds and all security deposits related to the Purchased Assets; and

      (f) all rights with respect to the Purchased Assets under any Developer Agreement pursuant to which the Initial Servicer may seek reimbursement from the Developer for a defaulted Asset.

      "S&P" means Standard & Poor's Ratings Group and its successors.

      "Scheduled Termination Date" means March 21, 2000.

      "Security Agreements" means any one or more agreements styled as a "security agreement" or other similar agreements, made by the Purchaser in favor of a collateral agent for the benefit of one or more Liquidity Providers and/or the holders of the commercial paper notes of EFCC, evidencing the grant by EFCC of a security interest in and to its interests in the Purchased Assets and under this Agreement in order to secure any obligations of EFCC to any such Persons.

      "Seller"   means   Litchfield   Capital   Corporation-1996,   a   Delaware
corporation, in its capacity as seller hereunder, together with its successors and permitted assigns.

      "Servicer"  means at any time the Person(s)  then  authorized  pursuant to
Article VI to service, administer and collect the Purchased Assets.

      "Servicer Advance" means an advance of any amounts of interest due on the Purchased Assets by the Servicer for the account of the Seller to the Deal Agent as payment of any amounts owing by the Seller as set forth in Section 2.06(b)(iii).

      "Servicer Default" means any of the following events shall have occurred:

      (a) The Servicer shall fail to make any payment or deposit to be made by it hereunder when due within one Business Day; or

      (b) The Servicer shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for five Business Days after written notice from the Deal Agent; or

      (c) Any representation or warranty made or deemed to be made by the Servicer (or any of its officers) under or in connection with this Agreement, any Asset Report, or any Purchase Request shall prove to have been false or incorrect in any material respect when made; provided, however, that if any such representation or warranty relates to an Asset which is repurchased by the Seller pursuant to Section 9.02 hereof, then the breach of such representation or warranty shall not give rise to a Servicer Default under this subsection (c); or

      (d) (i) The Servicer shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Servicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted by a party other than the Servicer, such proceeding shall continue undismissed, unstayed and in effect for a period of sixty (60) consecutive days; or (ii) the Servicer's Board of Directors shall vote affirmatively to authorize any of the actions set forth in clause (i) above in this subsection (d); or

      (e) If the Initial Servicer is the Servicer, any Event of Termination or Initial Servicer Default or Change shall have occurred.

       "Servicer Fee" means a fee payable monthly in arrears to the Deal Agent for the account of the Servicer, equal to the product of (i) the Aggregate Outstanding Balance at the end of the preceding month and (ii) the per annum rate of 1.25% less any portion allocated as the Subservicer Fee.

      "Servicing Agreement Assets" means all right, title and interest of the Seller with respect to the Purchased Assets (by way of assignment from the Initial Servicer or otherwise) in, to and under the Subservicing Agreement and the Backup Servicing Agreement, including, without limitation, all obligations due and to become due to the Initial Servicer or the Seller thereunder.

      "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Purchased Assets whose name appears on a list of servicing officers furnished to the Collateral Agent by the Servicer, as such list may be amended or supplemented from time to time.

      "Settlement Date" means the 20th calendar day or next succeeding Business Day of each month; provided, that (i) the Seller may, in its discretion, by notice to the Deal Agent, request that Settlement Dates occur more frequently than monthly and (ii) the Deal Agent may, in its discretion following the occurrence of an Event of Termination, by notice to the Seller, require that Settlement Dates occur more frequently than monthly.

      "Settlement Period" with respect to Collections means (i) the calendar month preceding the month when the Settlement Date occurs or (ii) in the case of the first Settlement Period for any Purchased Asset, the portion of such calendar month following the Cut-off Date; provided, that if the Settlement Date is more frequently than monthly, the Settlement Period may be a shorter period than a calendar month.

      "Stop Event" means the occurrence of an Event of Termination of the type described in Section 7.01 (i) or (j). For purposes of the Administration Agreement, this Stop Event shall be the sole Stop Event under this Agreement.

      "Subordinated Interest" means the Seller's interest in cash distributions equal to the Deferred Purchase Price, plus any other distributions to the Seller pursuant to Section 2.06(d) and (e), and which shall be evidenced by a certificate in the form set forth in Exhibit G.


      "Subservicer" means, initially, Concord Servicing Corporation, an Arizona corporation, and thereafter any Person which is subservicing one or more of the Purchased Assets pursuant to the Subservicing Agreement.

      "Subservicer Fee" means the amount payable to the Subservicer pursuant to the Subservicing Agreement with respect to the Purchased Assets, as evidenced by an invoice from the Subservicer or the Servicer, provided that any such fee may not exceed the Servicing Fee.

      "Subservicing Agreement" means an agreement relating to the servicing of the Purchased Assets, between the Servicer and the Subservicer, as the same may be amended, supplemented or modified from time to time.

      "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

      "Tape" means a tape or other electronic media from the Servicer, Subservicer or the Lockbox Bank of payment information with respect to the Purchased Assets used to calculate the information contained in the Asset Reports.

      "Taxes" has the meaning assigned to that term in Section 2.11(a).

      "Termination Date" means the earliest of

      (a) that Business Day which the Seller designates as the Termination Date by written notice to the Deal Agent at least sixty (60) Business Days prior to such Business Day,

      (b) that Business Day which the Deal Agent designates as the Termination Date by written notice to the Seller following the occurrence of an Event of Termination,

      (c) the date of the reduction of the Purchase Limit to zero pursuant to Section 2.04,

      (d)   the automatic occurrence of the Termination Date pursuant to
      Section 7.01,

      (e)   the Scheduled Termination Date,

      (f)   an Initial Servicer Default or Change shall have occurred,

      (g) commercial  paper notes of EFCC (i) are not rated at least D-1 by DCR,
      (ii) are not rated at least P-1 by Moody's, or (iii) are not rated at least A-1 if rated by S&P,

      (h) there shall not exist a liquidity facility in favor of the Purchaser in form and substance satisfactory to each of the Purchaser and the Deal Agent (and, in the event that the Purchaser has issued commercial paper notes at any such time of determination hereunder, satisfactory in form and substance to each of the rating agencies then rating such commercial paper at the request of the Purchaser) providing liquidity coverage to the Purchaser in an amount equal to or exceeding 102% of the Purchase Limit then in effect hereunder, (i) any expiration, termination or other cancellation of the commitments of any of the Liquidity Providers under any Liquidity Agreement if the effect of such expiration, termination or other cancellation is to cause the aggregate outstanding principal amount of such commitments at such time (whether or not drawn) to be less than 102% of the Purchase Limit in effect at any time,

      (j) the Purchaser or the Deal Agent shall determine in its reasonable discretion that its participation in the transactions contemplated hereunder will impose a material adverse regulatory, accounting, tax or other impact on the Purchaser or the Deal Agent,

      (k) there shall remain undischarged, unstayed or unbonded for more than sixty (60) days any final judgment or execution action not covered by insurance against the Initial Servicer that, together with other outstanding claims and execution actions against the Initial Servicer exceeds $2,000,000 in the aggregate, and

      (l) the Pension Benefit Guaranty Corporation or the IRS shall have filed notice of one or more liens against the Initial Servicer, and such notice shall have remained in effect for more than thirty (30) days unless, prior to the expiration of such period, such liens shall have been adequately bonded by the Initial Servicer or do not exceed $2,000,000 in the aggregate.

      "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

      "Up-Front Fee" means a fee payable by or on behalf of the Seller, pursuant to the Fee Letter, on the date of the initial Asset Purchase hereunder.

      "Weighted Average Remaining Term" means, at any time, the weighted average remaining term of the Purchased Assets calculated in a manner acceptable to the Purchaser.

      "Yield" means, during any Purchase Period, the product of:

      YRT x C x   ED
                 ----
                 360

      where:

      C     =    the applicable Capital outstanding during such Purchase Period.

      YRT = the Yield Rate for such Purchase Period.

      ED = the actual number of days elapsed during such Purchase Period.

      provided, however that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law and (ii) Yield shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

      "Yield Payment Date" means, with respect to each Purchase Period, the last day of such Purchase Period.

      "Yield Rate" means, for any Purchase Period for all Capital allocated to such Purchase Period:

      (a) to the extent a Purchaser will be funding the applicable Purchase on the first day of such Purchase Period through the issuance of commercial paper, a rate equal to the CP Rate and the Dealer Fee for such Purchase Period;

      (b) to the extent a Purchaser will not be funding the applicable Purchase on the first day of such Purchase Period through the issuance of commercial paper, a rate equal to the Alternative Rate for such Purchase Period or such other rate as the Deal Agent and the Seller shall agree to in writing;

      provided, however, that at all times following the occurrence and during the continuation of a Stop Event or an Event of Termination, the "Yield Rate" shall be a rate equal to the sum of the Base Rate at such time plus a per annum rate of 2.0%.

      SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

      SECTION 1.03. Computation of Time Periods and Pool Percentages. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." In calculating the percentage of the Pool with respect to any Exception, the percentage shall express a fraction which has a numerator equal to the Outstanding Balance of the Purchased Assets with such Exception and a denominator equal to the Aggregate Outstanding Balance of all the Purchased Assets as of any Purchase Date or the date of any reassignment to the Seller of any Financing Assets, as applicable.

                                  ARTICLE II

                      AMOUNTS AND TERMS OF THE PURCHASES

      SECTION 2.01. Facility. On the terms and conditions hereinafter set forth, the Purchaser shall make Purchases from the Seller from time to time during the period from the date the conditions precedent in Section 3.01 are satisfied to the Termination Date. Each Asset Purchase shall constitute an assignment and sale by the Seller, and a purchase and acquisition by the Purchaser, of Purchased Interests, including, without limitation, designated Eligible Assets, Related Security and Collections with respect thereto. Under no circumstances shall the Purchaser make a Capital Purchase, if, after giving effect to such Capital Purchase, the aggregate outstanding Capital hereunder would exceed the Purchase Limit. Each Asset Purchase shall consist of the purchase of Eligible Assets with an aggregate Outstanding Balance of not less than $1,000,000, and each Capital Purchase shall be in a minimum amount of at least $1,000,000; provided, however, that the Purchase made on the Initial Purchase Date shall be in a minimum amount of $10,000,000.

      SECTION 2.02.  Making Purchases.

      (a) Purchases. Purchases shall be made not more frequently than once a week upon delivery to the Deal Agent of a Purchase Request by 10:00 A.M. at least three Business Days before the effective date of the requested Purchase (other than in the case of the initial Purchase Request hereunder, which may be delivered prior to 10:00 A.M. (Boston, Massachusetts time) on the Initial Purchase Date). Each Purchase Request for a Capital Purchase shall specify the increase to outstanding Capital as a result of such requested Capital Purchase. Each Purchase Request for an Asset Purchase shall specify (i) a list of all items on the Asset Schedule and Project Schedule, and (ii) the items listed in the form of Purchase Request attached at Exhibit D (i.e., the amount of outstanding Capital, the Deferred Purchase Price, the Aggregate Outstanding Balance and the Weighted Average Remaining Term) in each case calculated after giving effect to such Asset Purchase. Each Purchase Request for a Capital Purchase shall specify the items listed in the form of Purchase Request attached at Exhibit D (i.e., the amount of outstanding Capital, the Deferred Purchase Price, the Aggregate Outstanding Balance and the Weighted Average Remaining
Term) in each case calculated after giving effect to such Capital Purchase. On the date of each Capital Purchase, the Purchaser shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Seller the amount of the Capital Purchase in same day funds in an account designated by the Seller from time to time.

      (b) Purchase Price; Deferred Purchase Price. The purchase price for any Asset Purchase hereunder shall be composed of (i) an immediate payment to the Seller consisting of a Capital Purchase plus (ii) the Deferred Purchase Price allocable to such Asset Purchase. The amount of each Capital Purchase (whether in connection with an Asset Purchase or otherwise) shall be the amount requested by the Seller in the related Purchase Request but shall not exceed an amount equal to (i) the Aggregate Outstanding Balance (after giving effect to the Capital Purchase) minus (ii) the sum of (A) the outstanding Capital (before giving effect to such Capital Purchase) and (B) the Deferred Purchase Price (after giving effect to any changes in the Deferred Purchase Price on such Purchase Date). After the Collection Date has occurred, the Purchaser shall, in full satisfaction of the Deferred Purchase Price, assign and sell to the holder of the Subordinated Interest, its respective remaining interest in the Purchased Interests and any remaining Collections without any representation or warranty, express or implied (other than a representation and warranty that such Purchased Interests are free and clear of any Adverse Claim created by or through the Purchaser or any Liquidity Provider).

      SECTION 2.03. Transfers of Interests in Purchased Assets. Notwithstanding anything to the contrary contained in this Agreement, none of the Deal Agent, the Purchaser, or any Liquidity Provider shall have any affirmative obligation or liability with respect to any Purchased Asset or any other Purchased Interests (including, without limitation, any Interest Rate Hedges), nor shall any of them be obligated to perform any of the affirmative obligations of any of the Seller or the Initial Servicer thereunder.

      SECTION 2.04. Termination or Reduction of the Purchase Limit. The Seller may, upon at least five Business Days' notice to the Deal Agent, terminate in whole or reduce in part the unused portion of the Purchase Limit; provided, however, that each partial reduction shall be in an amount equal to $1,000,000 or an integral multiple thereof.

      SECTION 2.05. Selection of Purchase Periods. At all times hereafter until the Termination Date, the Seller shall, subject to the limitations described below, select (a) Purchase Periods and allocate a portion of the outstanding Capital to each selected Purchase Period, so that the outstanding Capital is at all times allocated to a Purchase Period and (b) Yield Rates to apply to such Capital for such Purchase Periods. The initial Purchase Period(s) and Yield Rate(s) applicable to the Capital arising as a result of the initial Purchase hereunder or any later Capital Purchase shall be specified in the Purchase Request relating to such Purchase described in Section 2.02(a). Each subsequent Purchase Period shall commence on the last day of the immediately preceding Purchase Period, and the duration of and Yield Rate applicable to such subsequent Purchase Period shall be such as the Seller shall select after notice from the Seller received by the Deal Agent (including notice by telephone, confirmed in writing) not later than 10:00 A.M. (Boston, Massachusetts time) on such last day, except that (a) if the Seller shall not have so selected before 10:00 A.M. (Boston, Massachusetts time) on such last day, such Purchase Period shall be one day and the applicable Yield Rate shall be the Adjusted Base Rate and (b) if the Seller is requesting that Yield accrue at the Adjusted Eurodollar Rate for such Purchase Period, and the Seller shall not have so selected before 10:00 A.M. (Boston, Massachusetts time) on the second Business Day prior to such last day, such Purchase Period shall be one day and the applicable Yield Rate shall be the Adjusted Base Rate. Any Purchase Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, that if Yield in respect of such Purchase Period is computed by reference to the Adjusted Eurodollar Rate, and such next succeeding Business Day is in the next calendar month, then such Purchase Period shall end on the next preceding Business Day. In addition, whenever any Purchase Period as to which Yield accrues at the Adjusted Eurodollar Rate commences on the last Business Day in a month or on a day for which there is no numerically corresponding day in the month in which such Purchase Period ends, the last day of such Purchase Period shall occur on the last Business Day of the month in which such Purchase Period ends. Furthermore, if a CP Disruption Event shall have occurred and be continuing, the Purchaser, or the Deal Agent on its behalf, may, upon notice to the Seller, terminate any Purchase Period then in effect if the Purchaser has funded the Capital allocated to such Purchase Period by issuing its commercial paper notes. Any Purchase Period which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date shall end on the Termination Date. On or after the Termination Date, the Deal Agent shall have the right to allocate outstanding Capital to Purchase Periods of such duration as shall be selected by the Deal Agent. The Purchaser shall, on the first day of each Purchase Period, notify the Deal Agent of the Yield Rate for the Capital allocated to such Purchase Period.
      SECTION 2.06.  Settlement Procedures.

      (a) Asset Reports. On or prior to the 15th calendar day or next Business Day of each month, the Servicer shall prepare and forward to the Deal Agent for the Purchaser, an Asset Report, indicating the status of the Purchased Assets as of the close of business of the Servicer on the last day of the immediately preceding month, together with such attachments as may be required by the Deal Agent thereunder, and setting forth, among other things, the payments made on the immediately preceding Yield Payment Date.

      (b)  Allocation of Collections and Other Amounts.

      (i) Collections. On each day, both before and after the Termination Date, the Servicer or, if the Deal Agent has exercised its right under Section 6.03(a) to require the Collection Account Bank to remit all Collections of Purchased Assets deposited in the Collection Account directly to the Deal Agent, the Deal Agent, shall allocate Collections of Purchased Asset received on such day as follows: (1) Set aside and hold in trust for the Seller all amounts in respect of such Collections pertaining to (A) sales, use, personal property and real estate taxes and (B) premiums for insurance, in each case to the extent the portion of the Collections described in clauses (A) and (B) of this paragraph (1) are separately identified in the loan documents executed by the Obligor and, if the Deal Agent is making the allocation, identified to the Deal Agent to such uses; and

      (2) Set aside and hold in trust in the Collection Account for the Purchaser all remaining Collections.

      (ii) Payments Under Interest Rate Hedges. Each payment from the applicable counterparty under an Interest Rate Hedge shall be set aside by the Servicer (or the Deal Agent, as the case may be) and held in trust in the Collection Account for the Purchaser.

      (iii) Servicer Advances. To the extent that the amounts set aside for the Purchaser and the Seller pursuant to this Section 2.06(b) are at any time insufficient to pay in full the amounts set forth in Sections 2.06(c) or
      (d) below, the Servicer may make a Servicer Advance to satisfy such deficiency if, and only if, the Servicer determines in good faith that such Servicer Advance will be recoverable from future Collections and payments under Interest Rate Hedges with respect to the related Purchased Interests (such determination to be conclusive and binding).

      (c) Yield Payment Dates. On each Yield Payment Date, the Servicer shall pay to the Deal Agent (or the Deal Agent shall retain) from the excess of (x) the amounts then set aside for the Purchaser and the Seller pursuant to Section 2.06(b) over (y) the aggregate amount, for all Interest Rate Hedges, of the net amount due to each counterparty under the relevant Interest Rate Hedge on the next Settlement Date to occur hereunder, an amount equal to the Yield due and payable on such Yield Payment Date. On each such Yield Payment Date, the Deal Agent shall pay such amount in respect of Yield so paid to (or retained by) the Deal Agent for application to the amounts of Yield then due and payable to the Purchaser.

      (d) Settlement Dates - Pre-Termination Date. On each Settlement Date (which may or may not be a Purchase Date) occurring prior to the Termination Date, out of amounts set aside for the Purchaser and the Seller pursuant to
Section 2.06(b) during or in respect of the immediately preceding Settlement Period (after giving effect to any payments previously made under Section 2.06(c) and including any amounts received pursuant to a Servicer Advance), the Servicer or the Deal Agent (as the case may be) shall pay or retain (as the case may be), for application to the following items in the following order of priority:


      (i) first, to the Servicer, the amount of any outstanding Servicer Advances from Collections and payments under Interest Rate Hedges with respect to the related Purchased Interests;

      (ii) second, (A) to the Deal Agent, for application to accrued Yield which is due and payable on such Settlement Date (if any), and (B) to the extent of any accrued Yield which is not then due and payable, to be retained in the Collection Account for the benefit of the Purchaser, until the next succeeding Yield Payment Date, and not to be applied to any of the following items;

      (iii) third , to each counterparty under an Interest Rate Hedge, the net amount, if any, due to such counterparty thereunder as of such Settlement Date;

      (iv) fourth, to the Servicer (if the Servicer is other than the Initial Servicer or an Affiliate of the Initial Servicer) in payment of the Servicer Fee;

      (v) fifth, on a pro rata basis, to the Collateral Custodian, the Subservicer and the Backup Servicer in payment of the Collateral Custodian Fee , the Subservicer Fee and the Backup Servicer Fee, respectively;

      (vi) sixth, to the Purchaser, in payment of the Program Fee and the Liquidity Fee, on a pro rata basis calculated in accordance with the then outstanding balance of each such fee;

      (vii) seventh, to the Deal Agent, an amount equal to the sum of (A) the excess, if any, of (x) outstanding Capital over (y) the Aggregate Outstanding Balance minus the Deferred Purchase Price, as of the end of the next preceding month, as set forth in the applicable Asset Report) plus (B) any applicable Breakage Indemnity;

      (viii) eighth, to the Servicer (if the Servicer is the Initial Servicer or an Affiliate of the Initial Servicer) in payment of the Servicer Fee; and

      (ix) ninth, to the Seller, all remaining amounts (if any) following the payment of the amounts set forth in the clauses above.

      The Deal Agent shall pay to the Purchaser all amounts received or retained pursuant to clause (vii) above (including any amounts received pursuant to a Servicer Advance) and, at the Seller's option, such other funds of the Seller,
(x) first, to the payment of any Breakage Indemnity under clause (vii)(B) above, and (y) second, in reduction of outstanding Capital. With the Purchaser's consent, the Subservicer Fee may be paid to the Servicer on behalf of the Subservicer.

      (e) Settlement Dates -- Post-Termination Date. On each Settlement Date on and after the Termination Date, out of amounts set aside for the Purchaser and the Seller pursuant to Section 2.06(b) during or in respect of the immediately preceding Settlement Period (after giving effect to any payments previously made under Section 2.06(c)), the Servicer or the Deal Agent (as the case may be) shall pay or retain (as the case may be), for application to the following items in the following order of priority:

       (i) first, (A) to the Deal Agent, for application to accrued Yield which is due and payable on such Settlement Date (if any), and (B) to the extent of any accrued Yield which is not then due and payable, to be retained in the Collection Account for the benefit of the Purchaser, until the next succeeding Yield Payment Date, and not to be applied to any of the following items;

      (ii) second, to each counterparty under an Interest Rate Hedge, the net amount, if any, due to such counterparty thereunder as of such Settlement Date;

      (iii) third, to the Servicer (if the Servicer is other than the Initial Servicer or an Affiliate of the Initial Servicer) in payment of the Servicer Fee.

       (iv) fourth, on a pro rata basis, to the Collateral Custodian, the Subservicer and the Backup Servicer in payment of the Collateral Custodian Fee, the Subservicer Fee and the Backup Servicer Fee, respectively;

      (v)  fifth, to the Purchaser, in payment of the Program Fee;

      (vi)  sixth, to the Purchaser, in payment of the Liquidity Fee;

      (vii) seventh, to the Deal Agent, an amount equal to the sum of (A) if an Event of Termination has not occurred, the excess, if any of (x) outstanding Capital over (y) the Aggregate Outstanding Balance minus the Deferred Purchase Price (as of the end of the next preceding month), as set forth in the applicable Asset Report, and if an Event of Termination has occurred, the amount of outstanding Capital plus (B) any applicable Breakage Indemnity;

      (viii) eighth, to the Servicer (if the Servicer is the Initial Servicer or an Affiliate of the Initial Servicer) in payment of the Servicer Fee;

      (ix) ninth, to the Servicer, to the extent that the Servicer has previously made Servicer Advances which have not been repaid in full, the amount of such outstanding Services Advances; and

      (x) tenth, to the Seller, all remaining amounts (if any) following the payment of the amounts set forth in the clauses above.

      The Deal Agent shall pay all amounts received or retained pursuant to clause (vii) above to the Purchaser (A) first, to the payment of any applicable Breakage Indemnity, and (B) second, in reduction of outstanding Capital. With the Purchaser's consent, the Subservicer Fee may be paid to the Servicer on behalf of the Subservicer. Following the Collection Date, all Collections shall be payable to the holder of the Subordinated Interest in satisfaction of the Deferred Purchase Price.

      SECTION 2.07. Payments and Computations, Etc. All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 2:00 P.M. (Boston, Massachusetts time) on the day when due in lawful money of the United States of America in immediately available funds to a special account at FNBB (ABA #011-000-390, account #52266445), in the name of the Deal Agent and maintained at FNBB's office located at 100 Federal Street, Boston, Massachusetts 02110. The Seller shall, to the extent permitted by law, pay to the Deal Agent interest on all amounts not paid or deposited when due hereunder (whether owing by the Seller individually or as Servicer) at 2.0% per annum above the Base Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be retained by the Deal Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Deal Agent of such overdue amount to the Purchaser or any applicable Liquidity Provider pursuant to Section 2.06 or otherwise, in which case such interest accruing after such date shall be for the account of, and distributed by the Deal Agent to the Purchaser or such Liquidity Provider. All computations of interest and all computations of Yield, Breakage Indemnity, Program Fees, Liquidity Fees, Servicer Fees, Collateral Custodian Fees, Subservicer Fees, Backup Servicer Fees and other fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

      SECTION 2.08. Yield Protection. (a) If due to either: (i) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation by any governmental or regulatory authority or agency of any law or regulation (other than laws or regulations relating to taxes) or (ii) after the dated hereof, the compliance by any Affected Party with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) or from any Rating Agency, (1) there shall be an increase in the cost to any Affected Party of accepting, funding or maintaining any Purchase hereunder, or agreeing to accept, fund or maintain any Purchase hereunder, (2) there shall be a reduction in the amount receivable with regard to any Purchased Asset or (3) any Affected Party shall be required to make a payment calculated by reference to the Purchased Asset purchased by it or Yield received by it, then the Seller shall, from time to time, immediately upon demand by the Deal Agent, pay the Deal Agent for the account of such Affected Party, that portion of such increased costs incurred, amounts not received or required payment made or to be made, which the Deal Agent determines is attributable to accepting, funding and maintaining any Purchase hereunder, or agreeing to accept, fund or maintain any Purchase hereunder. In determining such amount, the Deal Agent may use any reasonable averaging and attribution methods. The Deal Agent shall submit to the Seller a certificate as to such increased costs incurred, amounts not received or receivable or required payment made or to be made, which certificate shall, in the absence of manifest error, be conclusive and binding for all purposes.

      (b) If due to either: (i) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation by any governmental or regulatory authority or agency of any law or regulation (other than laws or regulations relating to taxes) or (ii) after the date hereof, compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) or from any Rating Agency, similar in nature to those described in subsection (a) above, any Affected Party is required to compensate any other Affected Party in connection with this Agreement or any Liquidity Agreement, or the funding or maintenance of a Purchase hereunder, then immediately upon demand by any such Affected Party, the Seller shall pay to such Affected Party, such additional amount or amounts as may be necessary to pay such other Affected Party the amounts due or to otherwise reimburse such other Affected Party for any amounts paid by it.

      SECTION 2.09. Increased Capital. (a) If either (i) the introduction of or any change in or in the interpretation by any governmental or regulatory authority or agency of any law or regulation or (ii) compliance by any Affected Party with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), or any rating agency, affects or would affect the amount of capital required or expected to be maintained by such Affected Party or such Affected Party determines that the amount of such capital is increased by or based upon the existence of the Purchaser's agreement to accept, fund or maintain Purchases hereunder and other similar agreements or facilities, then, upon demand by such Affected Party or the Deal Agent, the Seller shall immediately pay to such Affected Party or the Deal Agent for the account of such Affected Party from time to time, as specified by such Affected Party or the Deal Agent, additional amounts sufficient to compensate such Affected Party in light of such circumstances, to the extent that such Affected Party or the Deal Agent on behalf of such Affected Party reasonably determines such increase in capital to be allocable to the existence of the Purchaser's agreements hereunder. A certificate as to such amounts submitted to the Seller by such Affected Party or the Deal Agent, shall, in the absence of manifest error, be conclusive and binding for all purposes.

      (b) If either (i) the introduction of or any change in or in the interpretation by any governmental or regulatory authority or agency of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), or any Rating Agency, under events or circumstances similar to those described in subsection (a) above, any Affected Party is required to compensate any other Affected Party in connection with this Agreement or any Liquidity Agreement, or the funding or maintenance of a Purchase hereunder, then immediately upon demand by any such Affected Party, the Seller shall pay to such Affected Party, such additional amount or amounts as may be necessary to pay such other Affected Party the amounts due or to otherwise reimburse such other Affected Party for any amounts paid by it.

      SECTION 2.10. Grant of Security Interest . (a) If at any time a court characterizes the transactions hereunder as loans by the Purchaser to the Seller notwithstanding the intent of the parties, or if the Seller elects to borrow funds from the Purchaser pursuant to the Financing Option, then the Seller hereby pledges, grants a security interest in and assigns to the Deal Agent, for the benefit of the Purchaser, all of the right and title to and interest in the Purchased Interests, including the Purchased Assets and the Related Security and Collections related thereto, as security for such loans and for the payment and performance of all obligations of the Seller hereunder.

      (b) At any time, upon the request of the Deal Agent, the Seller shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action (including, without limitation, the execution and filing of such financing or continuation statements, or amendments thereto or assignments thereof), that may be necessary or desirable, or that the Deal Agent may request, in order to perfect and protect any security interest granted or purported to be granted to the Deal Agent hereunder or to enable the Deal Agent to exercise and enforce its rights and remedies hereunder with respect to any Purchased Interests. The Seller hereby authorizes the Deal Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any part of the Purchased Interests now existing or hereafter arising without the signature of the Seller where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Purchased Interests or any part thereof shall be sufficient as a financing statement. The Seller will furnish to the Deal Agent from time to time statements and schedules further identifying and describing the Purchased Interests and such other reports in connection with the Purchased Interests as the Deal Agent may request, all in reasonable detail.

      SECTION 2.11. Taxes. (a) Any and all payments to an Affected Party hereunder shall be made, in accordance with Section 2.06, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of an Affected Party, net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on such Affected Party by the state or foreign jurisdiction under the laws of which such Affected Party is organized or in which it is otherwise doing business or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Seller or the Servicer shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Affected Party, (i) the Seller shall make an additional payment to such Affected Party, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11), such Affected Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller or the Servicer, as the case may be, shall make such deductions and (iii) the Seller or the Servicer, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

      (b) If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support in connection with this Agreement or the funding or maintenance of any Purchases hereunder, any Affected Party is required to compensate any other Affected Party in respect of taxes under circumstances similar to those described in this Section 2.11, then immediately upon demand by such Affected Party, the Seller shall pay to such Affected Party such additional amount or amounts as may be necessary to pay such other Affected Party the amounts due or to otherwise reimburse such other Affected Party for any amounts paid by it.

      SECTION 2.12. Financing Option. In lieu of any Asset Purchase pursuant to Sections 2.01 and 2.02, the Seller may elect the Financing Option in the Purchase Request. The Purchaser shall make a loan to the Seller in the amount of Capital that would otherwise be attributable to the Financing Asset. The Seller promises to repay the loan with interest at such times and in such amounts as the Seller would be required to make payments with respect to any Purchased Asset. The Seller hereby pledges and assigns as security for the loan the Purchased Assets including the Financing Asset. The Seller may repay the Capital, Yield and any other amount allocated to any Financing Loan at the termination of any Purchase Period upon two Business Days written notice. Upon such payment, the Purchaser shall reassign the Financing Asset to the Seller provided that the Seller has represented that the Purchased Assets shall remain Eligible Assets, and no Event of Termination shall occur, after giving effect to such reassignment. The Seller shall be entitled to terminate the Financing Option with respect to any Financing Asset at any time and thereafter the Seller shall not be entitled to make a repayment except as provided in other Sections of this Agreement. If the Financing Option has been elected and has not been terminated by the Seller, the Seller shall treat the assignment of the Financing Asset as a financing for financial reporting purposes. Except as otherwise provided in this Section, any provision of this Agreement and the other Facility Documents applicable to the Purchased Assets shall apply to the Financing Assets.

                                   ARTICLE III

                             CONDITIONS OF PURCHASES
      SECTION 3.01. Conditions Precedent to Initial Purchase. The initial Capital Purchase and Asset Purchase shall be subject to the condition precedent that the Deal Agent shall have received the following, each in form and substance satisfactory to the Deal Agent:

      (a)  This  Agreement,   the  Asset  Sale  Agreement,  the  Collection
Account Agreement, the Funds Designation Agreement, the Subservicing Agreement , the Backup Servicing Agreement and the Initial Liquidity Agreement, executed by each party thereto;

      (b) A copy of the resolutions of the Board of Directors of the Seller approving this Agreement, the Asset Sale Agreement and the other Facility Documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;

      (c)  The  Certificate  of   Incorporation  of  the  Seller  certified  by
the Secretary of State of Delaware;

      (d) Good Standing Certificate for the Seller issued by the Secretary of State of the State of Delaware;

      (e) A certificate of the Secretary or Assistant Secretary of the Seller certifying (i) the names and true signatures of the officers authorized on its behalf to sign this Agreement, the Asset Sale Agreement and the other Facility Documents to be delivered by it hereunder (on which certificate the Deal Agent and the Purchaser may conclusively rely until such time as the Deal Agent shall receive from the Seller a revised certificate meeting the requirements of this subsection (e)) and (ii) a copy of the Seller's by-laws;

      (f) A copy of the resolutions of the Board of Directors of the Initial Servicer approving the Asset Sale Agreement and the other Facility Documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its Secretary or Assistant Secretary;

      (g) The Certificate of Incorporation of the Initial Servicer certified by the Secretary of the Commonwealth of Massachusetts;

      (h) Good Standing Certificates for the Initial Servicer issued by the Secretary of State of the State of Vermont, and by the Secretary of the Commonwealth of Massachusetts.

      (i) A certificate of the Secretary or Assistant Secretary of the Initial Servicer certifying (i) the names and true signatures of the officers authorized on its behalf to sign the Asset Sale Agreement and the other Facility Documents to be delivered by it hereunder (on which certificate the Deal Agent and the Purchaser may conclusively rely until such time as the Deal Agent shall receive from the Initial Servicer a revised certificate meeting the requirements of this subsection) and (ii) a copy of the Initial Servicer's bylaws;

      (j) Upon the Purchaser's request, acknowledgment copies as duly filed of proper UCC-1 Financing Statements (executed by the Initial Servicer, the Seller or any intervening assignee, as applicable), as may be necessary or, in the opinion of the Deal Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Initial Servicer's, the Seller's, the Deal Agent's and the Purchaser's respective interests in all Purchased Interests or under the Asset Sale Agreement;

      (k) Certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Deal Agent), dated a date reasonably near to the date of the initial Purchase, listing all effective financing statements which name any intervening assignee, the Initial Servicer or the Seller (under their respective present names, and any previous names or tradenames) as debtor and which are filed in the jurisdictions in which filings were made pursuant to the preceding subsection of this Section 3.01, together with copies of such financing statements;

      (l) An opinion of Battle Fowler LLP, counsel for the Initial Servicer and the Seller, as to enforceability, no conflict with laws and agreements, perfection, priority, and such corporate and other matters as the Deal Agent may reasonably request;

      (m) An opinion of Battle Fowler LLP, counsel for the Initial Servicer and the Seller, as to true sale, non-consolidation and such other matters as the Deal Agent may reasonably request;


      (n) An opinion of Thomas McHugh, special Massachusetts counsel for the Initial Servicer, and Wilson & White, special Vermont counsel for the Initial Servicer, as to seek matters as the Deal Agent may reasonably request;

      (o) An opinion of counsel to the Lockbox Bank, the Subservicer and the Backup Servicer as to such matters as the Deal Agent may reasonably request;

      (p) An opinion of local counsel as to the Assets related to such Projects as the Deal Agent may reasonably request; and

      (q) If applicable, a copy of the Interest Rate Hedge Agreement entered into by the Seller and a counterparty satisfying the requirements of Section 5.01(k), in form and substance satisfactory to the Deal Agent and otherwise meeting the requirements of Section 5.01(k), together with an executed Interest Rate Hedge Assignment relating thereto executed by the Seller and an Interest Rate Hedge Assignment Agreement, executed by such counterparty.

      SECTION 3.02. Conditions Precedent to All Purchases. Each Purchase (including the initial Capital Purchase and Asset Purchase) from the Seller by the Purchaser shall be subject to the further conditions precedent that:
      (a) on or prior to the date thereof, the Servicer shall have delivered (i) to the Deal Agent, (1) a completed Purchase Request in accordance with Section 2.02, (2) a duly completed Asset Report for the most recently ended month, (3) if applicable, with respect to each Asset Purchase, evidence, in form and substance reasonably satisfactory to the Deal Agent, that the Seller has entered into Interest Rate Hedges satisfying the terms of this Agreement and in a notional amount equal to the aggregate Outstanding Balance of the Eligible Assets subject to such Asset Purchase (together, for any Interest Rate Hedges the counterparty of which is not FNBB, with an Interest Rate Hedge Assignment Acknowledgment duly executed by such counterparty and concurrently delivered to the Deal Agent), and (4) copies of the UCC financing statements and requests for information referred to in Section 3.01 with respect to any additional Person reasonably requested by the Purchaser in light of the additional Purchased Assets or concentration of Purchased Assets, and (ii) with respect to each Asset Purchase, to the Collateral Custodian, the Asset Documents to the extent provided in Section 3.03;
      (b) all amounts then due and payable under the Facility Documents have been paid (including the Up-Front Fee in connection with the initial Asset Purchase to made hereunder and any costs and expenses under Section 8.04 of the Liquidity Agreement);

      (c) all Adverse   Claims with  respect to the  Purchased  Interests  shall
have been released;

      (d) on the date of each Purchase the following statements shall be true and the Seller by accepting the amount for a Capital Purchase shall be deemed to have certified that:

      (i) The representations and warranties contained in Section 4.01 and, if the Servicer is the Initial Servicer, Section 4.02 are correct in all material respects on and as of such day as though made on and as of such date, and

      (ii) No event has occurred and is continuing, or would result from such Purchase which constitutes an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or time elapse or both; and (e) any commercial paper issued in connection with the transaction shall be rated at least D-1 by DCR, P-1 by Moody's and A-1 if rated by S&P.

      SECTION 3.03.  Asset Documents.

      (a) Asset Documents. On each Purchase Date, the Seller shall deliver the documents described in clauses (b), (c) and (d) below or such other documents set forth on a schedule acceptable to the Purchaser. If the Asset is related to a Project located outside the United States, or if the Assets related to Projects in a single state constitute 10% or more of the Pool, the Seller shall furnish a legal opinion in form and substance acceptable to the Deal Agent and the Rating Agencies, from counsel which may include the counsel representing the Initial Servicer and the Seller in acquiring the Assets, that the documents are sufficient to create the equivalent of a first perfected security interest with respect to any Loan or any Installment Contract, as applicable. If a legal opinion is not required with respect to an Asset, the Seller shall furnish a memorandum as to such issue from counsel acceptable to the Deal Agent and the Rating Agencies if necessary to update the memorandum delivered by Battle Fowler LLP at the Initial Purchase Date. The Deal Agent acknowledges receipt of legal opinions and a memorandum with respect to the Purchased Assets on the Initial Purchase Date.

      (b) Loans Generally. On the Purchase Date with respect to any Loan other than any Loan relating to the Stardust Lodge Project, the Seller shall deliver to the Purchaser the following documents except for those indicated in clause
(iv):

      (i) The Note, endorsed without recourse in blank or to the Purchaser's designee, showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it;

      (ii) The original Mortgage to the original mortgagee or a copy thereof, with evidence of recording indicated thereon;

      (iii) An original of any intervening assignment of the Mortgage from the original mortgagee to the Seller (which may be included in a blanket assignment), or a copy thereof, with evidence of recording indicated thereon;

      (iv) Assignments in the form satisfactory for recordation in the appropriate jurisdiction (which may be included in a blanket assignment) of the Mortgage from the Seller to the Purchaser's designee, each such assignment showing evidence of recording indicated thereon;

      (v) The original lender's title insurance policy if such a policy has been obtained; and

      (vi) An original or copy of any guaranty relating to, or any assumption or other agreement, if any, modifying, such Note, Mortgage or title insurance policy (including, without limitation, any extension agreement).

      (c) Stardust Lodge Project Loan. On each Purchase Date with respect to any Loan relating to the Stardust Lodge Project, the Seller shall deliver to the Purchaser the following documents except for those indicated in clauses (iv),
(v), (vi) and (ix):


      (i) The Note, endorsed without recourse in blank or to the Purchaser's designee, showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it;

      (ii) The original mortgage to the original mortgagee, creating a lien on the right to use, or a copy thereof, with evidence of recording indicated thereon, and the original security agreement (which may be included in the mortgage) creating a security interest in the beneficial ownership interest in the trust containing the Property;

      (iii) An original of any intervening assignment of the mortgage and security agreement from the mortgagee to the Seller (which may be included in a blanket assignment), or a copy thereof, with evidence of recording indicated thereon;

      (iv) Assignments in the form satisfactory for recordation in the appropriate jurisdiction (which may be included in blanket assignments) of the mortgage from the Seller to the Purchaser's designee, each such assignment showing evidence of recording indicated thereon, and assignments of the security agreement (which may be included in blanket assignments) from the Seller to the Purchaser's designee;

      (v) A UCC financing statement, together with an assignment thereof from the secured party to the Seller, and together with a continuation statement within every five years from the date of filing of the initial UCC financing statement, with, in each case, evidence of filing thereon;
      (vi) Assignments of the UCC financing statement from the Seller to the Purchaser's designee, with evidence of filing thereon;

      (vii) The original lender's title insurance policy if such a policy has been obtained;

      (viii) An original or copy of any guaranty relating to, or any assumption or other agreement, if any, modifying, such Note, mortgage, security agreement or title insurance policy (including, without limitation, any extension agreement); and

      (ix) A Project Title Assignment or other document transferring to the Purchaser's designee an interest in the Property acceptable to the Purchaser.

      (d) Installment Contract. On each Purchase Date with respect to any Contract, the Seller shall deliver to the Purchaser the following documents or instruments except for those indicated in clauses (iii), (iv), (v) and (vi):

      (i)   The original Contract;

      (ii) An unbroken chain of endorsements or assignments (which may be included in a blanket allonge or assignment) from the original payee to the Contract to the Seller;

      (iii) Endorsements or assignments of the Contract (which may be included in a blanket allonge or assignment) from the original payee to the Initial Servicer to the Seller to the Purchaser's designee with evidence of recording in any jurisdiction in which recording is required, as determined by reference to the memoranda and legal opinions delivered on the Initial Purchase Date or subsequent memoranda and legal opinions required pursuant to Section 3.03(a); (iv) A Project Title Assignment or other document transferring to the Purchaser's designee an interest in the Property acceptable to the Purchaser;

      (v) UCC financing statement against the Developer, together with an assignment thereof from the Initial Servicer to the Seller, and together, in each case, with a continuation statement within every five years from the date of filing of the initial UCC financing statement, with, in each case, evidence of filing thereon;

      (vi) Assignments of all UCC financing statements from the Seller to the Purchaser's designee, with evidence of filing thereon; and

      (vii) The original or a copy of any guaranty relating to, or any assumption or other agreement, if any, modifying such Contract (including, without limitation, any extension agreement).

      (e)  Delivery  Requirements.  With respect to the  documents  described in
Section  3.03(b)(iv),  (c)(iv),  (v), (vi) and (ix) and (d)(iii),  (iv), (v) and
(vi), the Seller shall use its best efforts to have such documents prepared and executed and, if applicable, recorded or filed in the appropriate jurisdiction promptly after the Purchase Date. With respect to any recording or filing, the Seller shall deliver such Asset Documents to the recording or filing office no later than 90 days after the Purchase Date and shall deliver such Asset Documents to the Purchaser with evidence of recording or filing thereon no later than 180 days from the date of delivery to the recording or filing office. The Purchaser shall maintain a copy provided by the Seller until the original or a copy, with recording or filing information thereon, is delivered to the Purchaser. Any Project Title Assignment shall be delivered to the Purchaser within 90 days after the Purchase Date. If any Asset Document is not delivered to the Purchaser as required by this Section, the Seller, and if the Seller fails to do so, the Initial Servicer shall purchase or substitute for the related Asset pursuant to Section 9.02. At the Purchaser's request, any Asset Document may be delivered to and reviewed by the Collateral Agent or the Deal Agent in lieu of the Purchaser.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

      SECTION 4.01. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

      (a) Due Incorporation and Good Standing. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and in good standing, in the State of Vermont and in every other jurisdiction in which the nature of its business requires it to be so qualified and the failure to qualify may have an adverse effect on the Purchaser or any Affected Party.

      (b) Due Authorization and No Conflict. The execution, delivery and performance by the Seller of this Agreement, the Asset Sale Agreement and all other Facility Documents to which it is a party, and the transactions contemplated hereby and thereby, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action on the part of the Seller, do not contravene (i) the Seller's charter or bylaws, (ii) any law, rule or regulation applicable to the Seller, (iii) any contractual restriction in any material respect contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on the Seller or its property or (iv) any order, writ, judgment, award, injunction or decree binding on the Seller or its property, and do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties pursuant to any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other material agreement binding on the Seller or its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and the Asset Sale Agreement have been duly executed and delivered on behalf of the Seller.

      (c) Governmental Consent. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement, the Asset Sale Agreement or any other agreement, document or instrument to be delivered by it hereunder, except for recordings in appropriate recording offices and filings under the UCC.

      (d) Enforceability of Facility Documents. This Agreement and each other Facility Document to be delivered by the Seller in connection herewith constitute the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with their respective terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy, insolvency or reorganization of the Seller and to general principles of equity.

      (e) No Litigation. There are no actions, suits or proceedings pending, or to the knowledge of the Seller threatened in writing, against the Seller, or the property of the Seller, in any court, or before any arbitrator of any kind, or before or by any governmental body, which (i) assert the invalidity of any Facility Document or any action to be taken by the Seller in connection therewith; or (ii) seek to prevent the consummation of the transactions contemplated by this Agreement and the other Facility Documents. The Seller is not in default with respect to any order of any court, arbitrator or governmental body.

      (f) Perfection of Interest in Purchased Asset. Each Purchased Asset shall, at all times, be owned by the Seller free and clear of any Adverse Claim except as provided herein or arising as a result of any action taken by the Purchaser or any assignee thereof, and upon each Purchase, and the recording and filing specified in Section 3.03, the Purchaser shall acquire a valid and perfected first priority interest in each Purchased Asset then existing or thereafter arising and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim except as provided herein or arising as a result of any action taken by the Purchaser or any assignee thereof; and no effective financing statement or other instrument similar in effect, filed or permitted to be filed by the Seller, covering any Purchased Asset, the Related Security and Collections shall at any time be on file in any recording office except such as may be filed in favor of the Deal Agent in accordance with this Agreement.

      (g) Accuracy of Information. No Asset Report or Purchase Request (if prepared by the Seller) furnished or to be furnished by the Seller to the Deal Agent, the Purchaser or any Liquidity Provider in connection with this Agreement is or shall be inaccurate in any material respect as of the date it is or shall be dated, or as of the date so furnished, and the description of the Purchased Interests in Appendix A does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
      (h) Location of Chief Executive Office and Records. The chief place of business and chief executive office of the Seller are located at the address of the Seller referred to in Section 10.02 hereof and the locations of the offices where the Seller keeps all the Records are listed on Exhibit F (or at such other locations, notified to the Deal Agent in accordance with Section 5.01(f), in jurisdictions where all action required by Section 6.05 has been taken and completed).

      (i) Lockbox Bank Information. Except as otherwise agreed by the Deal Agent, and in the case of occasional inadvertent errors on the part of one or more Obligors (which errors are immaterial in the aggregate with respect to the Purchased Assets taken as a whole): (A) the Lockbox Bank is the only bank to which Collections of Purchased Assets are remitted by Obligors, (B) the account number at such Lockbox Bank is the only Lockbox Account to which Collections of Purchased Assets are so remitted, (C) the Post Office Box is the only post-office box to which Collections of Purchased Assets are remitted by Obligors, and (D) none of the Servicer, the Seller or the Lockbox Bank shall have given any contrary instructions to any Obligor.

      (j) No Tradenames.The Seller has no tradenames, fictitious names, assumed names or "doing business as" names.

      (k) Separate Corporate Existence. The Seller is operated as an entity with assets and liabilities distinct from those of the Initial Servicer and any other Affiliates of the Seller, and the Seller hereby acknowledges that the Deal Agent and the Purchaser are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a separate legal entity from the Initial Servicer and each such Affiliate. Since its incorporation, the Seller has been operated in such a manner as to comply with the covenants set forth in Section 5.01(l).

      (l) Investments. The Seller does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

      (m) Facility Documents. The Facility Documents are the only agreements pursuant to which the Seller purchases and receives contributions of Assets or any other interests from the Initial Servicer, and the Facility Documents represent all material agreements between the Initial Servicer and the Seller. Upon the purchase and/or contribution of each Asset pursuant to the Asset Sale Agreement, the Seller shall be the lawful owner of, and have good and marketable title to, such Asset and all assets relating thereto, free and clear of any Adverse Claims. All such assets are transferred without recourse to the Initial Servicer except as described in the Asset Sale Agreement.

      (n) Business. Since its incorporation, the Seller has conducted no business other than the purchase and receipt of Assets and related assets, the sale of Purchased Interests and such other activities as are incidental to the foregoing.

      (o) Taxes. The Seller has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes prior to such taxes becoming delinquent, other than any taxes or assessments the validity of which are being contested in good faith by appropriate proceedings.

      (p) Solvency. The Seller is not "insolvent" (as such term is defined in '101(32)(A) of the Bankruptcy Code.

      (q) Software. To the extent the Seller or the Servicer develops or licenses computer software to administer the Purchased Assets, the Seller or the Servicer, respectively, shall assign (by way of sale or collateral) or sublicense such rights to use all of such software solely with respect to administration of the Purchased Assets to the Deal Agent and the Purchaser.

      (r) Investment Company Act. The Seller is not, and is not controlled by an "investment company" within the meaning of the Investment Company Act of 1940 , as amended.

      (s) Use of Proceeds. All proceeds of the Purchases will be used by the Seller to fund its purchase obligations under the Asset Sale Agreement and to pay ordinary operating expenses incurred in connection therewith, and no proceeds of any Purchase will be used by the Seller (i) for a purpose which violates, or would be inconsistent with, Regulation G, T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

      SECTION 4.02. Representations and Warranties of the Servicer. The Servicer represents and warrants as follows:

      (a) Due Incorporation and Good Standing. The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified and the failure to qualify may have an adverse effect on the Purchaser or any Affected Party.

      (b) Due Authorization and No Conflict. The execution, delivery and performance by the Servicer of this Agreement, the Asset Sale Agreement and all other agreements, instruments and documents to be delivered by it hereunder, and the transactions contemplated hereby and thereby, are within the Servicer's corporate powers, have been duly authorized by all necessary corporate action on the part of the Servicer, do not contravene (i) the Servicer's charter or bylaws, (ii) any law, rule or regulation applicable to the Servicer, (iii) any material contractual restriction contained in any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other material agreement or instrument binding on the Servicer or its property or (iv) any material order, writ, judgment, award, injunction or decree binding on the Servicer or its property, and do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties pursuant to any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other material agreement binding on the Servicer or its properties. This Agreement and the Asset Sale Agreement have been duly executed and delivered on behalf of the Servicer.

      (c) Governmental Consent. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Servicer of this Agreement, the Asset Sale Agreement or any other agreement, document or instrument to be delivered by it hereunder.

      (d) Enforceability of Facility Documents. This Agreement and each other Facility Document to be delivered by the Servicer in connection herewith constitute the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with their respective terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy, insolvency or reorganization of the Servicer and to general principles of equity.

      (e) No Litigation. There are no actions, suits or proceedings pending, or to the knowledge of the Servicer threatened in writing, against or affecting the Servicer, or the property of the Servicer, in any court, or before any arbitrator of any kind, or before or by any governmental body, which (i) assert the invalidity of any Facility Document or any action to be taken by the Servicer in connection therewith, or (ii) seek to prevent the consummation of the transactions contemplated by this Agreement and the other Facility Documents. The Servicer is not in default with respect to any order of any court, arbitrator or governmental body.

      (f) Accuracy of Information. No Asset Report or Purchase Request (if prepared by the Servicer), furnished or to be furnished by the Servicer to the Deal Agent, the Purchaser or any Liquidity Provider in connection with this Agreement is or shall be inaccurate in any material respect as of the date it is or shall be dated, or as of the date so furnished, and the description of the Purchased Interests in Appendix A does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (g) Financial Statements. The audited balance sheet of the Initial Servicer as at December 31, 1996, and the related statements of income and cash flow of the Initial Servicer for the year period then ended, certified by its chief financial officer, copies of which have been furnished to the Deal Agent, present fairly in all material respects the financial position of the Initial Servicer at such date and the results of the operations of the Initial Servicer for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1996, there has been no material adverse change in any such condition or operations.

      SECTION 4.03. Eligible Asset. Unless an exception is noted on the Asset Schedule and acceptable to the Purchaser, and each Rating Agency has given written confirmation that its rating will not be downgraded or withdrawn, an Eligible Asset at any time will meet the following criteria. If any Purchased Asset or Project exceeds a specified portion of the pool of Purchased Assets required for an Eligible Asset, the Purchased Asset or Project within such portion will remain an Eligible Asset unless otherwise provided in this Agreement.

      (a) Schedule. Each item on the Asset Schedule and the Project Schedule is correct and complete in all material respects as of the Cut-off Date and the Purchase Date.

      (b) Ownership. Upon the assignment from the Seller to the Purchaser, the Purchaser shall own legal and equitable title to the Asset, free and clear of any lien, charge or encumbrance in favor of any other Person.

      (c) Loan. With respect to each Loan other than any Loan relating to the Stardust Lodge Project, the Property consists of a right to use for a fixed or floating week in perpetuity and an undivided interest in fee simple or a substantially equivalent leasehold in real property consisting of a lodging unit or group of lodging units at a Project. The Obligor is the owner of the Property. The Mortgage creates a first priority lien on the Property. The Mortgage has been duly recorded in all jurisdictions where it is required to be recorded to create a first priority lien on the Property. The execution and delivery of a chain of assignments of the Mortgage from the original mortgagee to the Purchaser, the recording of such assignments in the applicable jurisdiction, the execution and delivery of a chain of endorsements of the Note from the original payee to the Purchaser and the delivery of the Mortgage and Note to the Purchaser constitute all actions required to perfect the Purchaser's ownership interest in the Mortgage and Note.

      (d) Stardust Lodge Project Loan. With respect to each Loan relating to the Stardust Lodge Project, the Property consists of a right to use for a fixed or floating week in perpetuity and a beneficial interest in a trust that holds fee title to the Project. The Obligor is the owner of the Property. A Mortgage creates a first priority security interest in such beneficial interest, which was perfected by filing a UCC financing statement with the California Secretary of State and filing a UCC continuation every five years. A Mortgage also creates a first priority lien on the Obligor's right to use the Project which right to use was conveyed to the Obligor by a grant deed and which lien was perfected by recording in the appropriate jurisdiction. The execution and delivery to the Purchaser of the chain of assignments of the security interest and lien from the original mortgagee to the Purchaser and the chain of endorsements of the Note from the original payee to the Purchaser, the filing of any assignments of the UCC financing statements from the original mortgagee to the Purchaser, the recording of the assignments of the lien, and the delivery of the Note and Mortgages constitute all actions required to perfect the Purchaser's ownership interest in the Mortgage and Note.

      (e) Installment Contract. With respect to each Installment Contract, the Obligor has a right to use for a fixed or floating week in perpetuity. The Record Owner has an undivided interest in a fee simple or a substantially equivalent leasehold in real property consisting of a lodging unit or a group of lodging units at a Project. The Installment Contract provides for the conveyance of such interest to the Obligor upon payment of the installments. The execution and delivery of a chain of assignments of the Installment Contract from the original payee to the Purchaser and the assignment and acknowledgment of the Project Title Assignment constitute all actions required to perfect the Purchaser's ownership interest in the Installment Contract and related Property.

      (f) Binding Obligation. Each of the Asset Documents is genuine and the legal, valid, binding and enforceable obligation of the parties thereto. No Asset or Asset Document is subject to any dispute, claim, defense or set-off of any kind. The Purchaser is not obligated to perform any obligation in respect of any Loan or Contract, and all obligations of the original payee or mortgagee under the Loan or Contract have been performed. The Asset and the Property is assignable to the Purchaser without the consent of the Project Association or any other Person and there are no other restrictions on resale thereof. The terms of the Asset have not been modified in any material respect. The Obligor is not an Affiliate of the Initial Servicer or the Seller.

      (g) Title. The Obligor of a Loan or the Record Owner of any Property subject to an Installment Contract has good and marketable fee simple title or a substantially equivalent leasehold to the Property, free and clear of any lien, charge or encumbrance, subject only to any Permitted Encumbrances to which properties of the same type are commonly subject and which do not materially interfere with the benefits of the security intended to be provided by the Loan or Installment Contract. The owners of the Project have good and marketable fee simple title, free and clear of any lien, charge or encumbrance, subject only to any Permitted Encumbrance or ground lease with commercially financeable terms to which properties of the same type are commonly subject and which do not materially interfere with the benefits of the security intended to be provided by the Loan or Installment Contract.
      (h) Customary Documents. Each Asset Document is in a form used by prudent lenders with respect to similar assets. The Mortgage or Installment Contract contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Property of the benefit of the security interest intended to be provided thereby. There is no exemption available to the Obligor which would interfere with the mortgagee's right to foreclosure the Mortgage, other than that which may be available under applicable bankruptcy, debt relief or homestead statutes. The Note is not secured by any collateral except the lien of the Mortgage as described in this Agreement. The trustee under any deed of trust is qualified under applicable law to serve as such, has been designated in accordance with applicable law, and so currently serves.

      (i) Compliance with Law. All federal, state and local laws and regulations applicable to the origination or servicing of the Asset and the sale or use of the related Property, including those relating to usury, truth-in-lending, real estate settlement procedures, land sales, consumer credit protection, equal credit opportunity, and offer or sale of securities, have been complied with in all material respects. Any originator or servicer of the Asset and the related Property has been duly qualified to do business and properly licensed in each applicable jurisdiction to the extent failure to do so may have a material adverse affect on the he Purchaser.

      (j) Credit. The Asset satisfies all applicable requirements of the Credit and Collection Policy and Minimum Underwriting Guidelines except that 5% of the Pool need not comply with the Minimum Underwriting Guidelines. The collection and servicing practices with respect to the Asset since its origination have been in all respect legal, proper and prudent, and consistent with those customarily employed by companies servicing mortgage loans secured by timeshare estates. The Asset was originated in accordance with prudent underwriting and origination criteria of the originator. The Asset has not been rewritten or modified.

      (k) Default. The Asset is not a Defaulted Asset and on the Purchase Date thereof is not a Delinquent Asset and has not been specifically reserved against by the Initial Servicer or its Affiliates or classified by any of them as uncollectible or charged off. No installment payable under the Asset has been deferred or extended while the Asset is owned by the Initial Servicer or its Affiliates except for the grant of an extension of payment provided (i) the Obligor is not solicited for an extension and (ii) such extension is a customary practice and made in accordance with the Credit and Collection Policy. There are no delinquent taxes, ground rents, water charges, sewer rents, or assessments outstanding with respect to any of the Property. On the applicable Purchase Date (except on the Initial Purchase Date), any payments of principal and interest with respect to the Asset and maintenance fees with respect to the Project Association are not more than 30 days past the due date. All applicable intangible taxes and documentary stamp taxes have been paid with respect to the Asset.

      (l) Good Repair. The unit related to the timeshare estate for the Asset is completed in accordance with the requirements of federal, state and local law, is ready for occupancy and is not in need of maintenance or repair, except for ordinary, routine maintenance and repairs which are not substantial in nature or cost and such unit contains no structural defects materially affecting its value and is in good condition. The Project is contiguous to a dedicated public (or private, if subject to an easement running in favor of all owners of the timeshare estates constituting such Project, and their invitees, affording access to a public street), physically-open, all-weather street, allows for appropriate ingress, egress and parking and is adequately serviced by public (or private if complying with all material and applicable local laws, regulations and ordinances) water and sewer systems and utilities. The Project is not in need of maintenance or repair, except for ordinary, routine maintenance and repairs which are not substantial in nature of cost and such Project contains no structural defects materially affecting its value. The portions of the Project which represent the security gate, pool, tennis court and other recreational facilities, if any, are in good repair and condition, ordinary wear and tear excepted.

      (m) No Casualty or Condemnation. The Property and the Project are undamaged by waste, fire, earthquake or earth movement, wind storm, flood, tornado or other casualty, so as to adversely affect the value of the Property as security for the Assets or the use for which the Property was intended. The Property and the Project are adequately insured for fire, earthquake or earth movement, wind storm, flood, tornado, vandalism and other casualty. There is no legal, judicial or administrative proceeding pending or threatened for the total or partial condemnation or taking of the Property or the Project by eminent domain.

      (n) Title Policy. If the Asset is covered by a form of lender's title insurance policy, the policy has been issued by a title insurer qualified to do business in the jurisdiction where the related Property is located, insuring the original lender and its successors and assigns as an assignee of the Asset, as to the first priority lien of the related Mortgage or Installment Contract in an amount equal to the original principal balance of such Asset. Such lender's title insurance policy is in full force and effect. No claims have been made under such lender's title insurance policy.

      (o) Insurance and Condemnation Proceeds. No action has been taken or omitted that would impair or invalidate the coverage provided by any hazard, title or other insurance policy which has been obtained relating to the Asset or the Property. In the event of a casualty or condemnation, the Purchaser will receive insurance and condemnation proceeds in respect of the Property, if any.

      (p) Amortization. The proceeds of the Asset have been fully disbursed. The Asset is a fully amortizing debt obligation which provides for level payments of principal and interest. The Outstanding Balance does not include any interest added to principal. No Asset has an Outstanding Balance in excess of $25,000. No Asset has an original term to maturity of more than 180 months. Except for up to 10% of the Pool, no Asset has an original term to maturity of more than 120 months. Upon becoming a Purchased Asset, the Asset will not cause the Weighted Average Remaining Term to exceed 72 months. At least one scheduled monthly payment has been made on the Asset on the Purchase Date. If less than four scheduled monthly payments have been made on the Asset on the Purchase Date, the Initial Servicer shall have guaranteed all scheduled monthly payments on the Asset until the Asset has had four scheduled payments made and qualifies as an Eligible Asset as if purchased on such date. The weighted average number of monthly payments based on Outstanding Balance on the Purchase Date exceeds 12 payments. The Obligor made a minimum downpayment for the Property of 10% of the purchase price. The index for any adjustable rate loan shall be the prime rate as reported in The Wall Street Journal or another index acceptable to the Purchaser. No adjustable rate loan shall have a periodic or lifetime cap unless acceptable to the Purchaser.


     (q) United States. All payments on the Asset are denominated and payable in U.S. dollars. Except for up to 10% of the Pool, each Obligor is a U.S. citizen with a U.S. mailing address. Any Obligor who is not a U.S. citizen with a U.S.mailing address is from a country which will not impose any withholding or other tax liability with respect to payments on the Asset. Any Note and Mortgage may be enforced without personal jurisdiction over the Obligor, and any Contract may be enforced in at least one court in the United States which has personal jurisdiction over the Obligor.

      (r) Project. The Project is affiliated with Resorts Condominium International or Intervals International. The Assets related to Projects in any one state will not constitute more than 35% of the Pool, and the Assets related to Projects in the top three states will not constitute more than 75% of the Pool. The Assets related to Projects located outside the United States will constitute less than 5% of the Pool. Except for up to 25% of the Pool, the intervals in each Project, based upon the good faith estimates of the Seller, will be at least 70% sold out to persons other than the Developer, the Manager or the Guarantor or any Affiliates of the foregoing. The Assets related to any single Project (other than up to $3,437,000 in Outstanding Balance with respect to Harbor Club and up to $1,834,000 in Outstanding Balance with respect to Thunderbird) will not constitute more than 10% of the Pool.

      (s) Project Organization. The Project Association for the Project is duly organized and validly existing to the extent that its organization and existence may affect the interest of the Purchaser. A homeowners or members association has been established. The rights of the Obligor are subject to the declarations, covenants and restrictions of record affecting the Project.

      (t) Project Developer. The Developer of the Project has complied in all material respects with all material obligations and duties incumbent upon it under the declaration of condominium or similar applicable document for the Project, and with respect to any homeowners association or similar organization, to the extent such compliance may have a material effect on the interest of Purchaser. No Developer has any continuing or future right or obligation under any Asset Documents including any obligation to provide services to any consumer; provided that the Developer may have the obligation to make payments to a homeowners association for the Project, which homeowners association provides or causes to be provided services to consumers pursuant to certain documents establishing the timeshare plan; and further provided that any obligation of the Developer to make payments to a homeowners association arises from the Developer's ownership of timeshare interest in the Project and not from the Developer's role as the developer of the Project. The Assets related to any one Developer and its Affiliates constitute 25% or less of the Pool. If the Initial Servicer purchased Assets constituting 10% or more of the Pool from any one Developer in a transaction which provides for recourse, neither the Developer nor any of its Affiliates (i) are in any bankruptcy or insolvency proceeding, (ii) have been in any bankruptcy or insolvency proceeding during the preceding three years or (iii) are in material default with respect to any Indebtedness having a principal amount of $100,000 or greater and such default has continued after the applicable grace period. If the event in clause (i),
(ii) or (iii) occurs, no new Assets shall be permitted to be purchased from such Developer.

      (u) Project Management. The Project in which a Property is located is currently being managed pursuant to a management agreement between the related Project Association and the Manager. The management agreement contains customary provisions for the prudent management of the Project. None of the parties to any management agreement is in material default under the management agreement.

      (v) Project Licenses. All licenses, permits and approvals reasonably necessary or required under the laws, ordinances and regulations of the appropriate jurisdiction for the operation, occupancy and use of the Project have been obtained and are in effect. No zoning law, ordinance or regulation is in violation by the maintenance, operation, occupancy or use of any of the Project such that the violation would adversely affect the operation, occupancy or use of the Project. No building or other federal, state or municipal law, ordinance, regulation or any restrictive covenant is in violation by the maintenance, operation, occupancy or use of any Project in its present manner such that the violation would adversely affect the operation, occupancy or other use of the Project.

      (w) Environmental Laws. Each Project and the present use thereof does not violate any applicable environmental laws, ordinances or regulations of any governmental authority, so as to materially adversely affect the value or use of the Project or the performance by the related Project Association of its obligations pursuant to and as contemplated by the terms and provisions of its management agreement. There is no condition presently existing concerning any Project relating to any hazardous or toxic materials, asbestos or other environmental or similar matters which might reasonably be expected to materially and adversely affect the present use of the Project or the financial condition or business operations of the related Project Association.

      (x) No Adverse Proceeding. There is no pending or threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Property or the Project which, if decided adversely, would materially and adversely affect the transactions contemplated hereunder. With the exception of Club Donatello, Willow Valley, Surfrider, Smoketree Lodge and Ridge Sierra under Harlesk Management, Inc., no Project is involved in a bankruptcy or insolvency proceeding which concluded prior to the Purchase Date. No Project is involved in a bankruptcy or insolvency proceeding which has not concluded prior to the Purchase Date.

                                    ARTICLE V

                                GENERAL COVENANTS

      SECTION 5.01. Affirmative Covenants of the Seller. From the Initial Purchase Date until the later of the Termination Date or the Collection Date, the Seller shall, unless the Deal Agent shall otherwise consent in writing:

      (a)  Compliance with Laws, Etc.  Comply  in all  material   respects  with
all applicable laws, rules, regulations and orders with respect to all Assets.

      (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the nature of its business requires it to be so qualified and the failure to qualify may adversely affect the Purchaser or any other Affected Party.

      (c) Audits. From time to time during each calendar quarter, (with expenses to be allocated as set forth in Section 10.06) upon reasonable prior written notice to the Seller and during regular business hours, permit the Deal Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records, and (ii) to visit the offices and properties of the Seller for the purpose of examining such Records, and to discuss matters relating to the Assets or the Seller's performance hereunder with any of the officers or employees of the Seller having knowledge of such matters and in the Seller's presence with the Seller's independent public accountants.

      (d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Assets in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Assets (including, without limitation, records adequate to permit the daily identification of all Collections of and adjustments to each Purchased Asset). The Asset Documents shall be delivered to the Collateral Custodian and all other Records relating to the Purchased Assets shall be held by the Servicer.

      (e) Performance and Compliance with Assets. At its expense timely and fully perform and comply, in all material respects, with all material provisions, covenants and other promises required to be observed by it under the Purchased Asset.

      (f) Location of Records. Keep its chief place of business and chief executive office, and the offices where it keeps the Records, at the address(es) of the Seller referred to in Section 4.01(h), or, in any such case, upon 30 days' prior written notice to the Deal Agent, at such other locations within the United States where all action required by Section 6.05 shall have been taken and completed.

      (g)  Credit and Collection Policies.  Comply  in all   material   respects
with its Credit and Collection Policy in regard to each Purchased Asset.

      (h) Obligor Filing Requirement.Comply with the Obligor Filing Requirement and the Purchaser Filing Requirement.

      (i) Facility Documents. Comply in all material respects with the terms of and employ the procedures outlined in and enforce its rights with respect to the obligations of the Initial Servicer under the Facility Documents to which the Seller is a party.

      (j) Separate Corporate Existence. Take all reasonable steps it deems necessary or advisable to maintain the Seller's identity as a separate legal entity from the Initial Servicer and any of its other Affiliates, and to not mislead others as to the separate identity of Seller and the Initial Servicer. Without limiting the generality of the foregoing and in addition to and consistent with the covenants set forth in Sections 5.01(b) and 5.01(i), the Seller shall:

      (i)   constitute  a  limited  purpose   corporation  whose  activities are
      restricted in its certificate of incorporation;

      (ii) not permit the direct involvement by the Initial Servicer or any other Affiliate of the Initial Servicer in the day-to-day management of the Seller (other than permitting employees, officers and directors of the Initial Servicer to serve as employees, officers and directors of the Seller and to take such acts and do such things in connection therewith as such persons deem reasonable or necessary under the circumstances to faithfully fulfill their duties as officers, directors and employees of Seller, or as they are required to take or do by any applicable law, rule or regulation, or by the order, decree or judgment of any court, arbitrator or governmental body);

      (iii) other than activities undertaken pursuant to the Asset Sale Agreement and this Agreement and the other Facility Documents, not engage in intercorporate transactions with the Initial Servicer or any other Affiliate of the Initial Servicer, other than transactions in the ordinary course of business between a parent corporation and its subsidiary; (iv) maintain separate corporate records and books of account from the Initial Servicer and the other Affiliates of the Initial Servicer, hold corporate meetings and otherwise observe corporate formalities;

      (v) prepare its financial statements separately from those of its other Affiliates or prepare consolidated and consolidating financial statements of the Initial Servicer and its Affiliates and insure that any consolidated financial statements and books and records of the Initial Servicer that include the Seller have notes to the effect that the Seller is a separate corporate entity and that the Seller's creditors have a claim on its Assets prior to those Assets becoming available to any creditors of the Initial Servicer;

      (vi) not commingle its funds (other than those deposited into the Lockbox Account) or other Assets of the Seller with those of any other Affiliate, and not hold its Assets in any manner that would be reasonably likely to mislead any Person as to the ownership of such Assets, and will not maintain bank accounts or other depository accounts (other than the Lockbox Account) to which any Affiliate is an account party, into which any Affiliate makes deposits or from which any Affiliate has the power to make withdrawals;

      (vii) pay its own expenses and obligations out of its own funds and Assets, other than expenses incurred in connection with the closing of the transactions contemplated by this Agreement and the other Facility Documents;

      (viii) not permit the Initial Servicer or any Affiliate of the Initial Servicer (other than in connection with any Lockbox Account) to (A) guaranty any of the Seller's obligations or (B) advance funds to the Seller for the payment of expenses or otherwise (other than in connection with Servicer Advances);

      (ix) not pay any expenses, guaranty any obligations or advance funds for the payment of expenses or obligations of the Initial Servicer or any other Affiliate of the Initial Servicer;

      (x)   conduct   all    business    correspondence    of  the   Seller  and
      other communications in the Seller's own name on its own stationery;

      (xi) not permit the Initial Servicer or any other Affiliate of the Initial Servicer to act as an agent of the Seller in any capacity (except as Servicer hereunder) and not itself act as an agent for the Initial Servicer, but instead present itself to the public as a corporation separate from the Initial Servicer, independently engaged in the business of purchasing and selling Assets;

      (xii) maintain one independent director at all times who shall at no time be a shareholder, director, officer, employee, Affiliate or associate of any shareholder of the Initial Servicer as provided in its articles of incorporation; and

      (xiii) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion of Seller's counsel described in Section 3.01(m) remain true and correct at all times.


      (k) Interest Rate Hedges. (A) Within five Business Days after any failure to meet the Interest Rate Hedge Test or make another arrangement satisfactory to the Deal Agent, concurrently with each Asset Purchase hereunder, enter into an Interest Rate Hedge with such counterparties and on such terms as shall satisfy the requirements of clause (B) below, and transfer, assign and otherwise convey to the Deal Agent all of the Seller's rights in, to and under such Interest Rate Hedge pursuant to an Interest Rate Hedge Assignment together with an Interest Rate Hedge Assignment Acknowledgment executed by the relevant Interest Rate Hedge counterparty; and

      (B) Within five Business Days after any failure to meet the Interest Rate Hedge Test or make another arrangement satisfactory to the Deal Agent, maintain, at all times, with respect to each Asset Purchase and the Eligible Assets subject thereto, Interest Rate Hedges (i) between the Seller and either FNBB, and/or such other counterparties as may be acceptable to the Deal Agent and have a long-term rating of at least AA- from S&P, Aa3 from Moody's, AA- from DCR (if rated by DCR) and a short-term rating of at least A-1 from S&P, P-1 from Moody's and D-1 from DCR (if rated by DCR), (ii) with an aggregate notional amount equal to the product of (A) a factor of 100%, and (B) the aggregate Outstanding Balance of such Eligible Assets with a fixed Asset Rate, less the Outstanding Balance of any such Eligible Assets which have interest rate hedge protection satisfactory to the Deal Agent, amortizing in a manner satisfactory to the parties hereto, (iii) with respect to which the Seller makes periodic payments to the applicable counterparty (solely on a net basis from funds available under Section 2.06(d)(iii) or Section 2.06(e)(ii), as the case may be) by reference to a fixed rate equal to the applicable market rate on the notional balance specified in clause (ii) above, and the counterparty makes periodic payments to the Seller or (to the extent the Deal Agent has required such counterparty to remit such payments directly to the Deal Agent) to the Deal Agent (in either case, solely on a net basis) by reference to a rate equal during any month to the daily average during such month of the money market yields of the rate set forth in H.15 (519) for 30 day maturities under the caption "Commercial Paper" and (iv) which the Seller at the direction of the Deal Agent may terminate every three or six months; and

      (C) Deliver prior written notice to each of the Rating Agencies then rating the commercial paper notes of the Purchaser (if any), of the Seller's entry into one or more Interest Rate Hedges with a Person other than FNBB.

      (l) Search Updates. Without limiting any other rights of the Deal Agent hereunder, upon the Purchaser's request provided the request is made in a commercially reasonable manner, with expenses to be allocated as set forth in
Section 10.06, obtain (or cause the Servicer to obtain), at the expense of the Seller, and deliver to the Deal Agent, certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Deal Agent), listing all effective financing statements which name, the originator, any intervening assignee, the Initial Servicer or the Seller (under their respective present names, and any previous names or tradenames) as debtor and which are filed in any jurisdiction in which filings would be required to be made under the UCC of any applicable jurisdiction in order to perfect (by filing a financing statement) a security interest in any Purchased Interests, together with copies of such financing statements (which search reports may be "bringdowns" of any earlier search report executed against any such Person in the same jurisdiction).

      (m) Fair Selection. In connection with each Asset Purchase hereunder, select, to the best knowledge of the Initial Servicer and the Seller on the Purchase Date, Eligible Assets for inclusion in such Asset Purchase on a basis which is not adverse to any of the Purchaser or the Deal Agent.

      SECTION 5.02. Reporting Requirements of the Seller. From the Initial Purchase Date until the later of the Termination Date or the Collection Date, the Seller will, unless the Deal Agent shall otherwise consent in writing, furnish to the Deal Agent:

      (a) as soon as possible and in any event within five Business Days after the Seller or the Servicer obtains knowledge of the occurrence of each Event of Termination or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Termination, the statement of the chief financial officer, chief accounting officer or treasurer of the Seller setting forth details of such Event of Termination or event and the action which the Seller proposes to take with respect thereto;

      (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Seller and the Initial Servicer, balance sheets of the Seller, consolidated balance sheets of the Initial Servicer and its consolidated Subsidiaries as of the end of such quarter, and the related consolidated statements of income and retained earnings and consolidated statements of cash flow of the Seller and the Initial Servicer and its consolidated Subsidiaries, each for the period commencing at the end of the previous fiscal year (as appropriate) and ending with the end of such quarter;

      (c) as soon as available and in any event within 90 days after the end of each fiscal year of the Seller and the Initial Servicer, an unqualified audit report, including the balance sheets of the Seller and the consolidated balance sheets of the Initial Servicer and its consolidated Subsidiaries as of the end of such year and the related consolidated statements of income and retained earnings and consolidated statements of cash flow of the Seller and the Initial Servicer and its consolidated Subsidiaries for such year, together with a separate consolidating balance sheet, statement of income and retained earnings and statement of cash flow for the Initial Servicer and the Seller for the equivalent periods, all of the foregoing to be certified by nationally recognized independent public accountants acceptable to the Deal Agent, in each such case prepared in accordance with generally accepted accounting principles, consistently applied; and

      (d) as soon as reasonably practicable, from time to time, such other information, documents, records or reports (including SEC filings) respecting the Assets or the conditions or operations, financial or otherwise, of the Seller and its Affiliates as the Deal Agent may from time to time reasonably request in order to protect the interests of the Deal Agent or the Purchaser under or as contemplated by this Agreement.

      SECTION 5.03. Negative Covenants of the Seller. From the Initial Purchase Date until the later of the Termination Date or the Collection Date, the Seller will not, without the written consent of the Deal Agent:

      (a) Sales, Liens, Etc. Against Assets and Related Assets. Except as otherwise provided herein, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Adverse Claim upon or with respect to, any Purchased Asset, Related Security or Collections, or any Asset Sale Asset or Servicing Agreement Asset (if any), or assign any right to receive income in respect thereof, or (ii) create or suffer to exist, any Adverse Claim upon or with respect to any Purchased Interests.


      (b)  Extension or Amendment  of Assets.  Except as otherwise  permitted in
Section  6.02,  extend,  amend or otherwise  modify,  the terms of any Purchased
Asset.

      (c) Change in Business or Credit and Collection Policy. Make any change in the character of its business, which change would materially impair the collectibility of any Purchased Asset, or make any change in the Credit and Collection Policy, including any change to the policy regarding rewriting or modifying any Asset.

      (d) Change in Payment Instructions to Obligors. Make any amendment, change or other modification to the terms of the Funds Designation Agreement, or in any instructions to Obligors given in accordance with Section 5.01(h).

      (e) Stock, Merger, Consolidation, Etc. Sell any shares of any class of its capital stock to any Person (other than the Initial Servicer) or consolidate with or merge into or with any other corporation, or purchase or otherwise acquire all or substantially all of the Assets or capital stock, or other ownership interest of, any Person or sell, transfer, lease or otherwise dispose of all or substantially all of its Assets to any Person, except as expressly permitted under the terms of this Agreement.

      (f) Change in Corporate Name. Make any change to its corporate name or use any tradenames, fictitious names, assumed names or "doing business as" names unless the Seller shall give the Deal Agent thirty (30) days prior written notice thereof and shall take such other steps reasonably requested by the Deal Agent (including, without limitation, the filing of amendments to and/or new UCC financing statements) in order to maintain a first priority perfected interest of the Purchaser in the Purchased Interests.

      (g) ERISA Matters. Establish or be party to any Plan, Multiemployer Plan or Benefit Plan.

      (h) Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except for (i) Indebtedness to the Deal Agent, the Purchaser or any Affected Party expressly contemplated hereunder, and (ii) Indebtedness to the Initial Servicer pursuant to or as permitted by the Asset Sale Agreement or any other Facility Document.

      (i) Guarantees. Guarantee, endorse or otherwise be or become contingently liable (including by agreement to maintain balance sheet tests) in connection with the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business and reimbursement or indemnification obligations in favor of the Deal Agent, the Purchaser or any Affected Party as provided for under this Agreement.

      (j) Limitation on Transactions with Affiliates. Enter into, or be a party to any transaction with any Affiliate of the Seller, except for:

      (i) the transactions contemplated by the Asset Sale Agreement and the other Facility Documents;

      (ii)  other  transactions  in  the  nature  of  employment  contracts  and directors' fees, upon fair and reasonable terms materially no less favorable to the Seller than would be obtained in a comparable arm's length transaction with a Person not an Affiliate; and (iii) with respect only to transactions between the Seller and or the Initial Servicer, transactions in the ordinary course of business between a parent corporation and its subsidiary.

      (k) Facility Documents. Except as otherwise permitted under Section 10.01,
(i) terminate, amend or otherwise modify any Facility Document to which it is a party or grant any waiver or consent thereunder, (ii) terminate, amend or otherwise modify, or permit the Initial Servicer or Subservicer to terminate, amend or otherwise modify, either of the Subservicing Agreement or the Backup Servicing Agreement or any Facility Document to which it is a party, or grant any waiver or consent thereunder, or (iii) without the prior written consent of the Deal Agent, which consent shall not be unreasonably withheld, consent to any amendment or modification of the Credit and Collection Policy, including any change to the policy regarding rewriting or modifying any Asset.

      (m) Charter and By-Laws. Amend or otherwise modify its Certificate of Incorporation or By-laws in any manner which requires the consent of the "Independent Director" (as defined in the Seller's Certificate of Incorporation) without the prior written consent of the Deal Agent or delivery of an opinion of counsel that such amendment shall not alter the conclusions set forth in the legal opinion described in Section 3.01(m).

      (n) Lines of Business.  Conduct any business  other than that described in
Section 4.01(n), or enter into any transaction with any Person which is not contemplated by or incidental to the performance of its obligations under the Facility Documents.

      (o) Accounting and Tax Treatment. Prepare any financial statements or other statements (including any tax filings which are not consolidated with those of the Initial Servicer) which shall account for the transactions contemplated by the Asset Sale Agreement in any manner other than as the sale of, or a capital contribution of, the Assets and the related assets by the Initial Servicer to the Seller for financial reporting purposes and a financing for income tax purposes.

      (p) Limitation on Investments. Make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or Assets, or otherwise) in, any Affiliate or any other Person except for Permitted Investments and the purchase of Assets and related assets pursuant to the terms of the Asset Sale Agreement.

      SECTION 5.04.  Covenants of the Servicer.

      (a) Affirmative Covenants of the Servicer. From the Initial Purchase Date until the later of the Termination Date or the Collection Date, the Servicer will, unless the Deal Agent shall otherwise consent in writing:

      (i) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to, and the servicing of, all Assets.

      (ii) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the nature of its business requires it to be so qualified. (iii) Audits. From time to time upon reasonable prior written notice to the Servicer and during regular business hours, permit the Deal Agent, or its agents or representatives,
      (1) to examine and make copies of and abstracts from all Records, and (2) to visit the offices and properties of the Servicer for the purpose of examining such Records, and to discuss matters relating to the Assets or the Servicer's performance hereunder with any of the officers or employees of the Servicer having knowledge of such matters, and with the Servicer's independent public accountants in the Servicer's presence.

      (iv) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Assets in the event of the destruction of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary for the collection of all Assets (including, without limitation, records adequate to permit the daily identification of all Collections of and adjustments to each Purchased Asset). The Asset Documents shall be delivered to the Collateral Custodian and all other Records relating thereto shall be held by the Servicer segregated from any similar documents; and such Records shall be marked with a legend indicating the interests of the Purchaser and the Liquidity Providers therein.

      (v) Performance and Compliance with Assets. At its expense timely perform and comply, in all material respects, with all material provisions, covenants and other promises required to be observed by it under each Purchased Asset.

      (vi) Credit and Collection Policies. Comply in all material respects with its Credit and Collection Policy in regard to each Purchased Asset.

      (vii) Collections. Instruct all Obligors of Purchased Assets to cause all Collections to be deposited directly to the Lockbox Account (and in the case of any payments made by mail, to the related Post Office Box). Pursuant to the terms of the Lockbox Agreement, the Servicer shall cause all Collections so deposited into the Lockbox Account to be remitted to the Collection Account within two Business Days after the date of such deposit.

      (viii) Posting of Collections and Assets. Apply all Collections to the applicable Assets pursuant to the terms of Section 6.06 within one Business Day following the Seller's or the Servicer's receipt of information in respect of such Collections but in no event more than two Business Days after the earliest date on which such Collections are deposited in the Lockbox Bank or otherwise received by the Servicer or the Seller.

      (ix) Maintenance of Insurance. Maintain with respect to the Purchased Assets or the Project related thereto any insurance in an amount and of a nature consistent with industry practice and the Credit and Collection Policy. The Servicer shall remit, or shall cause to be remitted, the proceeds of any such insurance policy to the Collection Account.

      (x) Facility Documents. Comply in all material respects with the terms of and employ the procedures outlined in the Asset Sale Agreement, and all of the other Facility Documents to which it is a party.


      (b) Reporting Requirements of the Servicer. From the Initial Purchase Date until the later of the Termination Date or the Collection Date, the Servicer will, unless the Deal Agent shall otherwise consent in writing, furnish to the Deal Agent:

      (i) As soon as reasonably practicable and in any event within five Business Days after obtaining knowledge of the occurrence of any Event of Termination or any event which, with the giving of notice or lapse of time or both, would constitute an Event of Termination, a notice setting forth details of such Event of Termination or event.

      (ii) As soon as reasonably practicable and in any event within five Business Days after obtaining knowledge of the occurrence of any Servicer Default or any event which, with the giving of notice or lapse of time or both, would constitute a Servicer Default, the statement of the chief financial officer, chief accounting officer or treasurer of the Servicer setting forth details of such Servicer Default or event and the action which the Servicer proposes to take with respect thereto.

      (iii) As soon as reasonably practicable, from time to time, such other information, documents, records or reports within its possession respecting the Assets or the conditions or operations, financial or otherwise, of the Servicer as the Deal Agent may from time to time reasonably request in order to protect the interests of the Deal Agent or the Purchaser under or as contemplated by this Agreement.

      (c) Negative Covenants of the Servicer. From the Initial Purchase Date until the later of the Termination Date or the Collection Date, the Servicer will not, without the written consent of the Deal Agent and the Seller:

      (i)  Extension or Amendment  of Assets.  Except as otherwise  permitted in
Section  6.02,  extend,  amend or otherwise  modify,  the terms of any Purchased
Asset.

      (ii) Change in Business or Credit and Collection Policy. Make any material change in the character of its business, which change would materially impair the collectibility of any Purchased Asset, or make any change in the Credit and Collection Policy including any changes to the policy regarding rewriting or modifying any Asset.

      (iii) Change in Payment Instructions to Obligors. Make any amendment, change or other modification to the Funds Designation Agreement or in any instructions to Obligors given in accordance with Section 5.04(a)(vii).

      (iv) ERISA. (1) Engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the DOL; (2) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the IRC, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (3) fail to make any payments to any Multiemployer Plan that the Servicer or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (4) terminate any Benefit Plan so as to result in any material liability; or (5) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a material liability of the Servicer or any ERISA Affiliate under ERISA or the IRC.

                                  ARTICLE VI

                          ADMINISTRATION AND COLLECTION

      SECTION 6.01. Designation of Servicer. The servicing, administering and collection of the Assets shall be conducted by the Person (the "Servicer") so designated from time to time in accordance with this Section 6.01. Until the Deal Agent gives notice to the Seller of the designation of a new Servicer, the Initial Servicer is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Deal Agent may only designate as Servicer the Backup Servicer to succeed the Initial Servicer or any successor Servicer to succeed the Backup Servicer upon two Business Days' prior written notice following the occurrence of a Servicer Default or, in the case of the Initial Servicer, an Event of Termination, and on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof and of any other Facility Documents. The Servicer may subcontract with any other Person for administering, servicing or collection any Delinquent Asset or Defaulted Asset and, with the prior consent of the Deal Agent, which consent shall not be unreasonably withheld, subcontract with any other Person for servicing, administering or collecting the Purchased Assets, provided that the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that
(i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law.


      SECTION 6.02. Duties of the Servicer.

      (a) Servicing Standard. The Servicer shall service and administer the Purchased Assets and perform all of its duties hereunder in accordance with (i) prudent procedures employed by institutions servicing Assets, (ii) the Servicer's own past policies and practices, and (iii) any applicable laws and regulations. The Servicer shall collect all payments made under each Asset and shall use its best efforts to cause each Obligor to timely make all payments in respect of the Asset.

      (b) Subservicing Agreement. Without the consent of the Purchaser, the Servicer shall not amend or supplement the Subservicing Agreement if such amendment or supplement may adversely affect the Purchaser. The Servicer may, and upon the written request of the Purchaser, shall terminate the Subservicer in accordance with the terms of the Subservicing Agreement. If the Subservicer is terminated, the Servicer may enter into one or more Subservicing Agreements reasonably acceptable to the Purchaser with a Subservicer reasonably acceptable to the Purchaser. The Servicer shall act directly as Servicer in accordance with its duties hereunder if the Subservicer has been terminated and a new Subservicer has not entered into a Subservicing Agreement. Servicer shall require the Subservicer to deliver to the Purchaser its audited financial statements within 120 days after each fiscal year. The Purchaser may inspect during reasonable business hours the business operations and financial information of the Subservicer and make reasonable inquiries to the auditors of the Subservicer.

      (c) Servicing and Collection Activities.In addition to any other customary services which the Servicer may perform, the Servicer shall perform the following servicing and collection activities:

      (i)  perform  standard   accounting   services  and general record keeping
      services with respect to the Assets;

      (ii) respond to any telephone and written inquiries of Obligors concerning the Assets;

      (iii) keep Obligors informed of the proper place and method for making payments with respect to the Assets; (iv) contact Obligors to effect collection and to discourage delinquencies in the payment of Assets, doing so by any lawful means, including, but not limited to, the following: mailing of routine past due notices; preparing and mailing collection letters; contacting delinquent Obligors by telephone to encourage payment; mailing of reminder notices to delinquent Assets; and

      (v) initiating and pursuing termination or foreclosure actions deemed necessary by the Servicer; advance any maintenance fee, assessment, tax or similar amount due with respect to any Property if failure to make such advance may adversely affect the interest of the Purchaser and if the Servicer in its reasonable judgment believes that the amount advanced will be recovered from proceeds of the related Purchased Interests

      (vi)  report tax information to Obligors as required by law;

      (vii) take such other action as may be necessary or appropriate in the discretion of the Servicer for the purpose of collecting and transferring to the Collection Account all payments received in respect of the Assets (except as otherwise expressly provided herein), and to carry out the duties and obligations imposed upon the Servicer pursuant to the terms of this Section, provided, however, that the Servicer may, in its discretion, waive any late payment charge in connection with delinquent payments on an Assets; and

      (viii) reviewing the Asset Report for completeness prior to the related Settlement Date and assisting the Backup Servicer in reconciling any amounts on the Tape in connection with a Settlement Date.

      (d) Liquidations. The Servicer may not commence and prosecute any proceeding in respect of an Asset in the name of and on behalf of the Purchaser unless the Servicer determines that the proceeds of liquidation will exceed any liability for taxes, maintenance or other amounts. The Servicer shall use its best efforts to sell any Foreclosure Property as soon as practicable and shall manage, operate, conserve and protect the Foreclosure Property solely for the purpose of its prompt disposition. The Servicer shall, not later than the second Business Day following the liquidation of an Asset deposit the related net liquidation proceeds in the Collection Account. The Servicer shall, concurrently with such deposit, furnish to the Purchaser a certificate setting forth the basis for the Servicer's determination of the amount, if any, of such net liquidation proceeds.

      (e) Environmental Matters. The Servicer shall not acquire any Foreclosure Property unless the Servicer has taken reasonable steps to assure that such Property and the related Project are in compliance with applicable environmental laws and that there are no circumstances present at such Property or Project relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleumbased materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation or if, as a result of any such action, the Purchaser would be considered to hold title to, to be a "mortgageeinpossession" of, or to be an "owner" or "operator" of such Property or Project within the meaning of the Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended from time to time, or any other similar state or local environmental statute.

      (f) Modifications. Without the Purchaser's consent, neither the Servicer nor the Seller shall modify, waive or amend the terms of any Asset unless the Asset is a Defaulted Asset or unless such modification, amendment or waiver shall not (i) alter the interest rate on, the principal amount of, or the timing of payments of interest and principal in respect of, such Asset, except that the Servicer in its reasonable judgment may modify an Asset in accordance with the Credit and Collection Policy, (ii) materially impair the Property related to such Asset or (iii) reduce materially the likelihood that payments of interest and principal on such Asset shall be made when due.

      (g) Assumptions. In connection with any transfer of ownership of a Property by an Obligor to a Person, the Servicer may consent to the assumption by such Person of the Asset related to such Property, if any such assumption is permitted under the applicable Asset Documents and applicable law and governmental regulations, and if any such assumption complies with prudent underwriting standards. In connection with any such assumption, the rate of interest borne by, the maturity date of, the principal amount of, the timing of payments of principal and interest in respect of, and all other material terms of, the related Asset shall not be changed.

      (h) Records. If the Servicer requires possession of any Asset Documents to perform its servicing functions, the Servicer shall execute a release in a form satisfactory to the Deal Agent, and the Collateral Custodian shall release to the Servicer such Asset Documents. The Servicer shall maintain all data (including, without limitation, computerized tapes or disks) relating directly to or maintained in connection with the servicing of the Assets (which data and records shall be clearly marked to reflect that the Assets have been sold to and constitute property of the Purchaser) at the address of the Servicer set forth in this Agreement or the Subservicer set forth in the Subservicing Agreement, or, upon 15 days' notice to the Purchaser, at such other place where any Servicing Officer of the Servicer is located. The Servicer shall give the Purchaser or its authorized agents access to all such information at all reasonable times, upon 72 hours' written notice.

      (i) Payment of Fees and Expenses. Except as provided in Section 2.06, the Initial Servicer shall pay the fees and expenses of the Subservicer, the Lockbox Bank, the Backup Servicer and the Collateral Agent in accordance with the terms of the Facility Documents and any other agreements between such parties and the Initial Servicer.

      (j) Servicing Compensation. As compensation for the performance of its obligations under this Agreement, the Servicer shall be entitled to receive the Servicing Fee on each Settlement Date out of amounts released from the Collection Account on such Settlement Date. In addition, the Servicer may retain as additional servicing compensation any late fees and other ancillary income. The Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

      (k) Tax Returns and Reports. The Servicer shall prepare and file, and the Purchaser shall sign, all federal, state, local and, to the extent required by the existence of the Assets with respect to which the related Obligor has an address of record other than the United States of America, foreign tax and information returns and reports required to be filed by or in respect of the Assets.
      (l) Servicer Termination. Upon the termination of the Servicer, all authority and power of the Servicer under this Agreement, whether with respect to the Assets or otherwise, shall pass to and be vested in the Backup Servicer, if any, and otherwise such person as the Deal Agent may select. The successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorneyinfact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate, to effect the purposes of the termination. The Servicer shall cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the Servicer under this Agreement, including the transfer to the successor Servicer, for administration by it of all cash amounts which at the time are or would be required to be deposited by the Servicer in the Collection Account and the subsequent transfer of any other such amounts thereafter received with respect to an Asset. In addition, upon the termination of the Servicer, the Servicer shall, promptly upon the demand, and in any event no later than five Business Days after such demand, of the Deal Agent, deliver to the successor Servicer all data (including, without limitation, computerized records) necessary for the servicing of the Assets. In addition to delivering such monies and data, the Servicer shall use its best efforts to effect the orderly and efficient transfer of the servicing of the Purchased Assets to the successor Servicer, including, without limitation, directing Obligors to remit all payments in respect of the Assets to an account or address designated by the successor Servicer. If the identity of the Servicer shall change, the predecessor Servicer shall be entitled to receive reimbursement for unreimbursed advances made by it pursuant to this Agreement less any sums owed by such predecessor Servicer, to the extent, at the times and in the manner provided for in this Agreement.

      SECTION 6.03. Rights of the Deal Agent. (a) The Deal Agent is hereby authorized at any time (i) to notify the Collection Account Bank or the Lockbox Bank to accept directions with respect thereto only from the Deal Agent or its designee and (ii) notify the counterparties to each Interest Rate Hedge to make any payments owed by such counterparties thereunder directly to the Deal Agent or its designee.

      (b) At any time following the occurrence of a Servicer Default or an Event of Termination:

      (i) The Deal Agent may notify (or may direct the Servicer to notify) at any time the Obligors of Purchased Assets, or any of them, of the Purchaser's interest in the Purchased Interests and direct such Obligors, or any of them, that payment of all amounts payable under any Purchased Asset be made directly to the Deal Agent or its designee.

      (ii) The Seller shall, at the Deal Agent's request and at the Seller's expense, give notice of the Purchaser's and the Liquidity Providers' interest in Purchased Asset to each Obligor and direct that payments be made directly to the Deal Agent or its designee.

      (iii) Each of the Seller and the Purchaser hereby authorizes the Deal Agent to take any and all steps in the Seller's name and on behalf of the Seller and the Purchaser which are reasonably necessary or desirable, in the sole determination of the Deal Agent, to collect all amounts due under any and all Purchased Assets, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections and enforcing such Assets.

      (c) The Deal Agent shall have the sole and exclusive right to withdraw or order a transfer of funds in respect of Collections from the Lockbox Account, and the Lockbox Bank shall be instructed to remit any amounts in respect of Collections deposited in the Lockbox Account solely according to the direction of the Deal Agent or its assigns (or as otherwise instructed in writing by the Deal Agent from time to time).

      SECTION 6.04. Responsibilities of the Seller and Initial Servicer. Anything herein to the contrary notwithstanding, the Seller and the Initial Servicer shall (i) perform all of its obligations under the Purchased Asset to the same extent as if Purchased Interests had not been sold hereunder and the exercise by Deal Agent of its rights hereunder shall not relieve Seller from such obligations and (ii) pay when due any taxes, including without limitation, sales, excise and personal property taxes payable in connection with the Purchased Asset, unless the Seller is contesting the payment of such taxes in good faith and by appropriate proceedings.

      SECTION 6.05. Further Action Evidencing Purchases. The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Deal Agent may reasonably request in order to perfect, protect or more fully evidence the Purchased Interests. Without limiting the generality of the foregoing, the Seller will (i) mark its master data processing records evidencing such Purchased Asset with a legend, acceptable to the Deal Agent, evidencing that the Deal Agent and the Purchaser have acquired an interest therein as provided in this Agreement, (ii) comply with the Obligor Filing Requirement and the Purchaser Filing Requirement and (iii) upon the request of the Deal Agent or the Purchaser (subject to the provisions of Section 2.10), execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as such Persons may reasonably request. The Seller hereby authorizes the Deal Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Purchased Assets, and the Related Security now existing or hereafter arising without the signature of the Seller where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering all or any part of the Purchased Assets and the Related Security, shall be sufficient as a financing statement. If the Seller fails to perform any of its agreements or obligations under this Agreement, the Deal Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Deal Agent incurred in connection therewith shall be payable by the Seller upon the Deal Agent's demand therefor.
      SECTION 6.06. Application of Payments. To the extent the Servicer receives a payment from an Obligor of a Purchased Asset with respect to which the Obligor has not identified the Asset to which such payment should be applied (a payment in the exact amount of an outstanding obligation being sufficient identification), the Servicer shall use its best efforts to contact such Obligor to confirm the Asset to which such Obligor intended that such payment be applied.

      SECTION 6.07. Collateral Custodian. All Asset Documents in respect of the Purchased Assets shall at all times prior to the Collection Date be held by the Person (the "Collateral Custodian") so designated from time to time in accordance with this Section 6.07. Until the Deal Agent gives notice to the Seller of the designation of a new Collateral Custodian, the Deal Agent is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collateral Custodian pursuant to the terms hereof. In the event, as a result of an audit or otherwise, the Deal Agent reasonably believes that the performance and practices of the Collateral Custodian threaten in any manner the perfection or priority of the Purchaser's interest in the Purchased Interests, the Deal Agent may, upon two Business Days prior written notice, designate as Collateral Custodian, any other Person to succeed the Deal Agent or any successor Collateral Custodian, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collateral Custodian pursuant to the terms hereof. Upon taking possession of the original copy of any Asset Document, the Collateral Custodian hereby agrees (i) to maintain possession of such original copies in trust for the Purchaser and the Deal Agent, (ii) to exercise the same degree of care with respect to the possession of such Asset Document as it would if such Asset Document were its own property, and (iii) to return the original copy of such Asset Document to the Seller within five Business Days of the Seller's request therefor to the extent the Seller requires such original copy to conduct further business with, or take enforcement action against, the Obligor of such Purchased Asset. Upon the appointment of a successor Collateral Custodian, the Collateral Custodian being replaced shall make all Asset Documents available to the successor Collateral Custodian at a place selected by such successor Collateral Custodian. If the Seller or the Initial Servicer takes possession of any Asset Documents, it shall execute a bailee letter acceptable to the Collateral Custodian, it shall not hold any Asset Documents more than 10 Business Days and the Seller and the Initial Servicer collectively shall not hold Asset Documents for more than 5% of the Purchased Assets.

                                   ARTICLE VII
                              EVENTS OF TERMINATION

      SECTION  7.01.   Events of Termination. If any of  the  following   events
("Events of Termination") shall occur:

      (a) The Seller shall fail to make any payment or deposit required to be made by it hereunder when due and such failure shall remain unremedied for one Business Day after written notice to the Deal Agent; or

      (b) The Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for five days after written notice from the Deal Agent; or

      (c) Any representation or warranty made or deemed to be made by the Seller (or any of its officers or agents) under or in connection with this Agreement, any Asset Report, any Purchase Request or other written information or report delivered pursuant hereto or pursuant to any other Facility Document shall prove to have been false or incorrect in any material respect when made; provided, however, that if any such representation or warranty relates to an Asset which is repurchased by the Seller pursuant to Section 9.02 hereof, then the breach of such representation or warranty shall not give rise to an Event of Termination under this subsection (c); or

      (d) Any Asset Purchase shall for any reason, except to the extent permitted by the terms hereof, cease to create a valid and perfected first priority interest in each Purchased Asset and the Related Security (subject to Section 6.05 hereof) and Collections with respect thereto; provided, however, if any such failure relates to an Asset which is repurchased by the Seller pursuant to Section 9.02 hereof, then such failure shall not give rise to an Event of Termination under this subsection (d); or

      (e) The Guarantors of Purchased Assets with an Outstanding Balance equal to one-half of the Deferred Purchase Price shall be subject to any action described in clause (f) of this Section 7.01 and a successful claim shall be made in connection with such action such that the Guarantor or its creditors are deemed by the court in such proceeding to be the owner of the Purchased Assets; or
      (f) (i) The Seller shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted against the Seller (an "Involuntary Proceeding") or by the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of an Involuntary Proceeding, such proceeding shall continue undismissed, unstayed and in effect for a period of sixty (60) consecutive days; or (ii) the Seller's Board of Directors shall vote affirmatively to authorize any of the actions set forth in clause (i) above in this subsection (f); or

      (g) If the Initial Servicer is the Servicer, a Servicer Default including an Initial Servicer Default or Change shall have occurred and be continuing; or

      (h) As of any Settlement Date, (i) the average Default Ratio for the three most recently concluded months exceeds 6% or (ii) beginning in June 1997, the average Default Ratio for the twelve most recently concluded months exceeds 5.50%; or

      (i) As of any Settlement Date, (i) the Early Stage Delinquency Ratio for the most recently concluded month exceeds 9%, (ii) the average Delinquency Ratio for the three most recently concluded months exceeds 9% or (iii) beginning in June 1997, the average Delinquency Ratio for the twelve most recently concluded months exceeds 8.25%; or

      (j) As of the close of business on any Settlement Date, the Aggregate Outstanding Balance then in effect minus the Deferred Purchase Price then in effect shall be less than the then outstanding Capital (after giving effect to any increases or reductions to Capital to be made on such day), and such deficiency shall exist for a period of five Business Days after such day, without cure or waiver; or

      (k) There shall have been any material adverse change in the financial condition or operations of the Seller since its formation, or there shall have occurred any event which materially adversely affects the collectibility of the Assets generally or there shall have occurred any other event which materially adversely affects the ability of the Seller to collect Assets generally or the ability of the Seller to perform hereunder, in each case, as determined in the reasonable judgment of the Deal Agent; or

      (l) The Initial Servicer shall cease to own directly 100% of the outstanding capital stock of the Seller; or

       (m) The Pension Benefit Guaranty Corporation or the IRS shall have filed notice of one or more liens against the Seller or the Initial Servicer if the Initial Servicer is the Servicer (unless such lien does not purport to cover the Purchased Assets), and such notice shall have remained in effect for more than thirty (30) days unless, prior to the expiration of such period, such liens shall have been adequately bonded by the Seller or the Initial Servicer do not exceed $250,000 in the aggregate; or

      (n) The Interest Rate Hedge Test shall not be met and the Initial Servicer shall not have purchased an Interest Rate Hedge as required by Section 5.01(k).


      then, and in any such event, the Deal Agent shall, at the request, or may with the consent, of the

       Purchaser, by notice to the Seller declare the Termination Date to have occurred, except that, in the case of any event described in subsection (j) or clause (i) of subsection (f) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event; provided, however, that if any Involuntary Proceeding (as defined in subsection (f) above) is dismissed within sixty (60) days after its commencement, and if no other Event of Termination has occurred, then following such dismissal, the program shall be reinstated as if the Termination Date had not occurred. Upon any such declaration or automatic occurrence, the Deal Agent and the Purchaser shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.



                                 ARTICLE VIII

                                THE DEAL AGENT

      SECTION 8.01. Authorization and Action. The Purchaser hereby appoints and authorizes the Deal Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Deal Agent by the terms hereof, together with such powers as are reasonably incidental thereto, including, without limitation, the power and authority to hold and to perfect any ownership interest or security interest created pursuant hereto or in connection herewith on behalf of the Purchaser.

      SECTION 8.02. Deal Agent's Reliance, Etc. The Deal Agent: (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Affected Party other than the Purchaser and shall not be responsible to any Affected Party other than the Purchaser for any statements, warranties or representations made in or in connection with this Agreement or in connection with any of the other agreements executed pursuant hereto; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller or to inspect the property (including the books and records) of the Seller; (iv) shall not be responsible to any Affected Party other than the Purchaser for the due execution, legality, validity, enforceability, genuineness or sufficiency of value of this Agreement or any other agreement, instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement or any other agreement executed pursuant hereto, by acting upon any notice (including notice by telephone with respect to notices under Section 2.02), consent, certificate or other instrument or writing (which may be by telex or facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

      SECTION 8.03. Deal Agent and Affiliates. With respect to any interests which may be assigned by the Purchaser to FNBB pursuant to Section 10.04, FNBB shall have the same rights and powers under this Agreement as would the Purchaser if it were holding such interests and may exercise the same as though it were not the Deal Agent. FNBB and its Affiliates may generally engage in any kind of business with the Seller, the Initial Servicer or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller or any Obligor or any of their respective Affiliates, all as if FNBB were not the Deal Agent and without any duty to account therefor to the Purchaser or any Liquidity Provider.

      SECTION 8.04. Resignation of the Deal Agent. The Deal Agent may resign as Deal Agent hereunder at any time by giving not less than five (5) Business Days' prior written notice to the Purchaser, the Seller and the Servicer, such resignation to be effective on the earlier of (i) the appointment and acceptance of a successor Deal Agent as provided below and (ii) the 30th day following delivery of such notice. Upon any such resignation, the Purchaser shall appoint a financial institution of its choosing as Deal Agent. Following the appointment of a successor Deal Agent and such successor Deal Agent's acceptance thereof, such successor Deal Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Deal Agent as Deal Agent hereunder, and the resigning Deal Agent shall be discharged from its duties and obligations as Deal Agent hereunder. After the Deal Agent's resignation, the provisions of this Article VIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Deal Agent.

                                  ARTICLE IX
                         INDEMNIFICATION; REPURCHASES

      SECTION 9.01. Indemnities by the Seller. (a) Without limiting any other rights which any Affected Party may have hereunder or under applicable law, the Seller and the Initial Servicer jointly and severally hereby agree to indemnify the Purchaser and FNBB, individually and in its capacity as Deal Agent (the "Indemnified Parties"), from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by such Indemnified Party arising out of or as a result of this Agreement, any of the other Facility Documents, or any interest of any such Indemnified Party in, to or under the Purchased Interests, or in respect of any Asset, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party, (ii) recourse (except with respect to payment and performance obligations provided for in this Agreement) for uncollectible Purchased Assets, or (iii) Indemnified Amounts which are cured upon a repurchase of the Purchased Assets by the Seller or the Initial Servicer. The Seller and, if the Seller fails to do so, the Initial Servicer shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

      (i) reliance on any representation or warranty made or deemed made by the Seller or the Initial Servicer (or any of its officers) under or in connection with this Agreement, any Purchase Request or any other information or report delivered by or on behalf of the Seller or the Initial Servicer pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

      (ii) the failure by the Seller, the Initial Servicer or the Subservicer to comply with any term, provision or covenant contained in this Agreement, the Asset Sale Agreement or any other Facility Document to which it is party or with any applicable law, rule or regulation with respect to any Asset, the Related Security, the Property or the Project, or the nonconformity of any Asset, the Related Security, the Property or the Project with any such applicable law, rule or regulation or the criteria for an Eligible Asset; (iii) the assertion by any Person of any claim (including any claim alleging the violation of any environmental law or regulation) relating to the ownership, operation, repair, use or maintenance of any Property or Project or the noncompliance of any Asset or the sale of any Asset or Property with any applicable law;

      (iv) the withholding or offset or otherwise as a result, solely or in part, of any Obligor being a citizen or resident of, or making any payment from, any country (or political subdivision thereof) or any place other than the "United States" (as defined in Section 7701(a) (9) of the Internal Revenue code of 1986), including, without limitation, the result of any applicable exchange control or withholding tax law or regulation;

      (v) any reduction of a Purchased Asset due to a Permitted Encumbrance (excluding any Permitted Encumbrance in favor of an Indemnified Party), whether existing at the time of the Asset Purchase of such Purchased Asset or at any time thereafter;

      (vi) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with property, goods, merchandise and/or services which are the subject of any Asset;

      (vii)  the  failure  to  pay  when  due  any  taxes,  including,   without
      limitation, sales, excise or personal property taxes payable by the Seller or the Initial Servicer in connection with the Purchased Assets;

      (viii) the failure of the Initial Servicer to maintain, or cause the relevant Obligor to maintain in effect, policies of insurance with respect to the Purchased Assets, to the extent required pursuant to Section 5.04(a)(ix);

      (ix) the payment by such Indemnified Party of Taxes, including, without limitation, any Taxes imposed by any jurisdiction on amounts payable and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto to the extent caused by the Seller's actions or failure to act; provided that an Indemnified Party, making a demand for indemnity payment shall provide the Seller, at its address referred to in Section 10.02, with a certificate from the relevant taxing authority or from a responsible officer of such Indemnified Party stating or otherwise evidencing that such Indemnified Party has made payment of such Taxes and, within 30 days thereafter, will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes; and

      (x) any payment made by or on behalf of an Indemnified Party (1) to the Lockbox Bank with respect to the Lockbox Account or to the Collection Account Bank with respect to the Collection Account , whether in connection with reimbursement for a returned item, or for any other reason whatsoever, or (2) to the Liquidity Agent or the Collateral Agent with respect to the Liquidity Agreement or any Facility Document.

      Any amounts subject to the indemnification provisions of this Section 9.01 shall be paid by the Seller to the Deal Agent within two Business Days following Deal Agent's demand therefor.


      (b) Without limiting any other rights which any Affected Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify the Indemnified Parties from and against any Indemnified Amounts awarded or incurred by such Indemnified party arising out of or as a result of (i) reliance on any representation or warranty made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Facility Documents or (ii) the failure of the Servicer to comply with any term, provision, or covenant contained in this agreement or any other Facility Documents or with any applicable law, rule or regulation with respect to any Asset, the Related Security, the Property or the Project.

      SECTION 9.02. Substitution and Repurchase of Assets. The following rights are in addition to and not in limitation of any other rights or remedies that the Purchaser or the Deal Agent may have hereunder.

      (a) If, with respect to any Purchased Asset, such Asset did not constitute an Eligible Asset on the date such Asset became a Purchased Asset or the Seller or the Initial Servicer shall have breached any representation or warranty made hereunder with respect to such Asset, including, without limitation, any of the representations and warranties contained in Section 4.01(f) (a Purchased Asset described above being referred to as an "Ineligible Purchased Asset"), then the Seller and if the Seller fails to do so, the Initial Servicer shall, unless such ineligibility or breach is waived or cured in all material respects or does not have a material adverse effect on the Purchaser or any Affected Party, on the next succeeding Settlement Date, upon the Deal Agent's written demand, either substitute for such Ineligible Purchased Asset a new Asset in the manner specified in subsection (f) of this Section 9.02 or repurchase such Ineligible Purchased Asset for the repurchase price specified in subsection (g) of this
Section 9.02; provided, however, that following the Termination Date, the Seller shall not have the option to substitute for Ineligible Purchased Assets, but must repurchase such Ineligible Purchased Assets for the repurchase price specified in subsection (g) of this Section 9.02. If less than four scheduled payments have been made on any Asset on the Purchase Date, the Asset will be deemed an Ineligible Purchased Asset unless the Initial Servicer fulfills its guaranty in Section 4.03(p).

      (b)  [Reserved].

      (c) The Seller may at any time and from time to time notify the Deal Agent of its intent to substitute one or more new Assets for any Purchased Assets (other than any Purchased Asset (i) which is a Defaulted Asset or (ii) in respect of which the Obligor thereunder has requested the rewriting and/or restructuring of the Purchased Asset as an accommodation to such Obligor); provided, that in such notice the Seller shall certify that the Purchased Assets to be repurchased by the Seller represent a fair selection of the aggregate Purchased Assets. On the Settlement Date next succeeding any such notice, the Seller shall substitute for any such Purchased Asset a new Asset in the manner specified in subsection (f) of this Section 9.02.

      (d) Notwithstanding anything herein to the contrary, in no event may the Seller substitute for a Purchased Asset under subsection (c) of this Section
9.02 if, after giving effect to such substitution, the aggregate outstanding principal amount of all Purchased Assets substituted for by the Seller pursuant to subsection (c) of this Section 9.02 would exceed ten percent (10%) of the cumulative initial Outstanding Balance of all Purchased Assets to date.


      (e) At any time following the Termination Date when the Aggregate Outstanding Balance is less than ten percent (10%) of the Aggregate Outstanding Balance as of the Termination Date, the Seller may notify the Deal Agent of its intent to repurchase all remaining Purchased Assets. On the Settlement Date next succeeding any such notice, the Seller shall repurchase all outstanding Purchased Assets for the repurchase price specified in subsection (g) of this
Section 9.02.

      (f) If the Seller substitutes a new Asset for a Purchased Asset pursuant to this Section 9.02, such new Asset shall (i) on the date of substitution, be an Eligible Asset, (ii) have an Outstanding Balance at least equal to the Outstanding Balance of the Purchased Asset for which it is being substituted,
(iii) have a remaining term that is no longer than the remaining term of the Purchased Asset for which it is being substituted, (iv) in the case of a fixed rate, have an interest rate no less than the interest rate of the Purchased Asset for which it is being substituted, and in case of an adjustable rate, have the same index, margin and periodic and lifetime floor and cap as the Purchased Asset for which it is being substituted, (v) have at least 12 payments made by the Obligor, (vi) consist of an Asset from the same Project, or with the consent of the Deal Agent, a substantially equivalent Project, as the Purchased Asset for which it is being substituted, (vii) be of equivalent credit quality to the Purchased Asset for which it is being substituted, and (viii) not give rise to the occurrence of an Event of Termination after giving effect to the substitution therefor. In no event shall any such substitution take place after the occurrence or during the continuation of an Event of Termination, or otherwise after the occurrence of the Termination Date. On the date of such substitution, such new Eligible Asset shall become a Purchased Asset and the Asset so replaced shall cease to be a Purchased Asset, and the Seller shall list the Purchased Asset on a new Purchase Request, and a certification by the Seller as to the satisfaction of the requirements relating to such Purchased Asset set forth in clauses (i) through (v) above.

      (g) In the case of a repurchase from the Purchaser by the Seller of a Purchased Asset pursuant to this Section 9.02, the Seller shall, on the Settlement Date coinciding with such repurchase pay to the Deal Agent as a reduction of Capital an amount equal to the Outstanding Balance of such Purchased Asset. The proceeds of any such repurchase shall be deemed to be Collections of such Asset received by the Seller, and the amount of each such Collection shall be applied as provided in Section 2.06. The repurchase of any Asset shall not relieve the Seller of the obligation to pay Yield on the Capital outstanding with respect to such Asset through the date of such repurchase. Any such repurchase shall be made without recourse or warranty, express or implied (other than a representation and warranty that such Asset is free and clear of any Adverse Claim created by or through the Purchaser). The Purchaser shall return to the Seller at the Seller's expense any Asset Documents related to a Purchased Asset subject to repurchase or substitution.

                                    ARTICLE X

                                  MISCELLANEOUS

      SECTION 10.01. Amendments, Etc. No amendment to or waiver of any provision of this Agreement nor consent to any departure by the Seller, shall in any event be effective unless the same shall be in writing and signed by (i) the Seller, the Deal Agent and the Purchaser (with respect to an amendment) or (ii) the Deal Agent and the Purchaser (with respect to a waiver or consent by them) or the Seller (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment or modification shall affect the rights or duties of the Servicer hereunder without the prior written consent of the Servicer; and provided, further, however, that, at any time that the commercial paper notes of the Purchaser (if any) are being rated by one or more of the Rating Agencies, at the request of the Purchaser, no material amendment or modification of Article II or Article VII hereof, or of any other material provisions hereof, shall be effective absent written confirmation by each of Moody's, S&P and DCR (as applicable) that such amendment or modification will not result in a withdrawal or downgrading of the then current rating of the commercial paper notes issued by the Purchaser by such Rating Agency. The Purchaser shall send, or shall cause to be sent, copies of all amendments, modifications or supplements to this Agreement to each of the Rating Agencies then rating the commercial paper notes issued by the Purchaser, if any, at the request of the Purchaser, prior to the execution thereof by all parties thereto. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement (together with the exhibits hereto) among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.


      SECTION 10.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and shall be personally delivered or sent by first class mail, postage prepaid, or by courier or by facsimile, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of delivery by mail, three days after being deposited in the mails, or, in the case of notice by facsimile, when electronic communication of receipt is obtained, in each case addressed as aforesaid.

      SECTION 10.03. No Waiver; Remedies. No failure on the part of the Deal Agent, the Purchaser or any Liquidity Provider to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, the Deal Agent is hereby authorized by the Seller at any time and from time to time, to the fullest extent permitted by law, to instruct FNBB or any Affiliate of FNBB to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by FNBB or such Affiliate to or for the credit or the account of the Seller against any and all of the obligations of Seller, now or hereafter existing under this Agreement or under any agreement executed pursuant hereto, to the Deal Agent, the Purchaser or their respective successors and assigns irrespective of whether or not demand therefor shall have been made under this Agreement or under any agreement executed pursuant hereto. The Seller acknowledges that the rights of the Deal Agent, the Purchaser and the Liquidity Providers or any of their respective successors and assigns described in this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) such parties may have.

      SECTION 10.04. Binding Effect; Assignability. (a) This Agreement shall be binding upon and inure to the benefit of the Seller, the Servicer, the Deal Agent, the Purchaser and their respective successors and permitted assigns (which successors of the Seller shall include a trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Termination Date, as the Collection Date shall occur; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article IV and the indemnification and payment provisions of Sections 2.08, 2.09 and 2.11,
Article IX and Article X shall be continuing and shall survive any termination of this Agreement for one year.

      (b) Subject to review by counsel of the Seller and the Purchaser, the Seller may assign any of its rights with respect to the Deferred Purchase Price to any Affiliate and pledge the cash distributions related to the Deferred Purchase Price to the Affiliate's creditors. The assignment of the Deferred Purchase Price shall represent an interest in solely cash distributions payable pursuant to this Agreement and not an interest in any Purchased Interests.

      (c) The Purchaser may, without the consent of the Seller, assign at any time all of its rights and obligations hereunder and interest herein to any Person, except that if such Person is not FNBB, or any other Affiliate of FNBB, the Purchaser shall be required to acquire the prior written consent of the Deal Agent and the Seller to any such assignment. Any permitted assignee of the Purchaser as described in the preceding sentence may further assign at any time its rights and obligations hereunder or interests herein with the consent of the Deal Agent and the Seller to the extent required in the preceding sentence. Upon any such assignment, the assignee shall succeed to and become vested with all the rights, powers, privileges and duties of the Purchaser, and the resigning Purchaser shall be discharged from its duties and obligations as Purchaser hereunder. The Seller and the Servicer agree to execute or obtain such other documentation as may be reasonably requested by the assigning Purchaser in order to effectuate such assignment.

      (d) At any time and from time to time, the Purchaser may, without the consent of the Seller, assign all or a portion of its interests in Purchased Interests hereunder, and all or a portion of its interests under the Facility Documents, to any or all of the Liquidity Providers, and each of the Seller and the Servicer hereby acknowledge and agree that the obligations of the Purchaser to any such Liquidity Providers may from time to time be secured by an assignment by the Purchaser of its interests in Purchased Interests hereunder, and under the Facility Documents. The Liquidity Providers, or any agents therefor, shall also be entitled to sell their interests (or portions thereof) to other Liquidity Providers, or to any other Persons in connection with the enforcement of any of the above described security interests granted to the Liquidity Providers by the Purchaser. The Purchaser or the Liquidity Provider making any such assignment shall provide notice to the Seller of any assignment hereunder or thereunder.

      SECTION 10.05. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE PURCHASER IN THE PURCHASED INTERESTS OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THE SELLER AND THE SERVICER HEREBY AGREE TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. THE SELLER AND THE SERVICER EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE AMONG ANY OF THE SELLER, THE SERVICER, THE PURCHASER OR THE DEAL AGENT ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. WITH RESPECT TO THE FOREGOING CONSENT TO JURISDICTION, EACH OF THE SELLER AND THE SERVICER HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 10.05 SHALL AFFECT THE RIGHT OF THE PURCHASER OR THE DEAL AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PURCHASER OR THE DEAL AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

      SECTION 10.06. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification under Article IX hereof, the Seller agrees to pay on demand all reasonable costs and expenses in connection with the administration (including
(i) periodic auditing up to once each quarter prior to an Event of Termination and at the Purchaser's request thereafter, (ii) filing searches in connection with any Asset Purchase and annually prior to an Event of Termination and at the Purchaser's request thereafter and (iii) any amendments, waivers or consents requested by the Servicer) of this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Deal Agent and the Purchaser with respect thereto and with respect to advising the Deal Agent and the Purchaser as to their respective rights and remedies under this Agreement, and the other agreements executed pursuant hereto or in connection herewith and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other agreements and documents to be delivered hereunder or in connection herewith, (provided, however, that the Seller shall not be obligated to pay or reimburse the Deal Agent for personnel costs in connection with any audit of the Servicer's or the Seller's books and/or records hereunder taking place after the date hereof, to the extent that the amount charged in connection with such personnel costs exceeds, on an average basis, $1,000 per man/day).

      (b) In addition, the Seller shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other agreements and documents to be delivered hereunder or in connection herewith, or of any other agreement or document providing liquidity support, credit enhancement or other similar support to the Purchaser in connection with this Agreement or the funding or maintenance of Purchases hereunder, and agrees to indemnify the Deal Agent, the Purchaser and the Liquidity Providers against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      (c) In addition, the Seller shall pay on demand all other reasonable costs and expenses incurred by the Purchaser or any general or limited partner or shareholder of the Purchaser ("Other Costs"), in connection with (i) the cost of rating the Purchaser's promissory notes by independent financial rating agencies, and (ii) the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith; provided, however, that if the Purchaser enters into agreements for the purchase of receivables from one or more other Persons ("Other Sellers"), the Seller and such Other Sellers shall each be liable for such Other Costs ratably in accordance with the usage under the respective facilities of the Purchaser to purchase receivables from the Seller and each Other Seller; and provided, further, that if such Other Costs are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs.

      SECTION 10.07. No Proceedings. (a) Each of the Seller, the Servicer and the Collateral Custodian hereby agrees, and the Seller shall cause the counterparty to any Interest Rate Hedge to agree, that it will not institute against the Purchaser any proceeding of the type referred to in clause (i) of
Section 7.01(f) so long as any promissory notes issued by the Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such promissory notes shall have been outstanding.

      (b) The Purchaser, the Deal Agent, the Servicer and the Collateral Custodian each hereby agree, and the Seller shall cause the counterparty to any Interest Rate Hedge to agree, that it will not institute against the Seller any proceeding of the type referred to in clause (i) of Section 7.01(f) so long as any obligations of the Seller shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such obligations shall have been outstanding.

      (c) The   provisions  of this Section  shall  survive the  termination  of this Agreement.

     SECTION 10.08. Set-Off.Each of the Seller and the Servicer hereby waives any rights it may have by way of set-off or deduction with respect to the Purchaser or any of the Purchaser's rights, claims or properties.

      SECTION 10.09. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


SELLER:                             LITCHFIELD CAPITAL CORPORATION - 1996



                                    By___________________________
                                    Title



PURCHASER:                    EAGLEFUNDING CAPITAL CORPORATION

                                    By The First National Bank of
                                       Boston, as its Attorney-in-Fact


                                    By__________________________
                                    Title



DEAL AGENT:                   THE FIRST NATIONAL BANK OF BOSTON
                                  as Deal Agent


                                    By__________________________
                                    Title



SERVICER:                           LITCHFIELD FINANCIAL CORPORATION



                                    By______________________________
                                    Title

                            ADDRESSES OF SIGNATORIES


                      LITCHFIELD CAPITAL CORPORATION--1996
                      c/o Litchfield Financial Corporation
                         789 Main Road
                         Stamford, VT  05352
                         Attn:  Controller
                         Telecopy No. (802) 694-1237

                        EAGLEFUNDING CAPITAL CORPORATION
                          100 Federal Street
                          Boston, MA  02110
                          Attn:  Mitchell B. Feldman
                           Telecopy No. (617) 434-9591

                        THE FIRST NATIONAL BANK OF BOSTON
                          100 Federal Street
                          Boston, MA  02110
                          Attn:  Mitchell B. Feldman
                           Telecopy No. (617) 434-9591

                        LITCHFIELD FINANCIAL CORPORATION
                          789 Main Road
                          Stamford, Vt  05352
                          Attn:  Controller
                           Telecopy No. (802) 694-1237

                                                                  Exhibit 10.158
                              EMPLOYMENT AGREEMENT

    AGREEMENT entered into as of the 17th day of March, 1997, by and between Litchfield Financial Corporation, a Massachusetts corporation (the "Company"), and Joseph S. Weingarten, an individual residing in Ridgefield, Connecticut (the "Executive").

    WHEREAS, the Board of Directors determined that it is in the best interest of the Company to execute and deliver this Employment Agreement;

    NOW, THEREFORE, for good and valuable consideration , the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby enter into this Employment Agreement as follows:

    1. Nature of Employment; Term of Employment. The Company shall employ the Executive as its Senior Vice President and the Executive shall serve the Company in such capacity, upon the terms and conditions contained herein. The Executive's employment shall commence on March 17, 1997, or such later date on or before April 7, 1997, on which the Executive shall be available for employment hereunder and shall continue until March 30, 2000. The term of the Executive's employment hereunder, subject to termination as herein provided, is referred to herein as the "Term." The Executive agrees to devote his full working time and energy and best efforts to the business of the Company and the performance of his duties hereunder during the Term; provided that nothing herein shall preclude the Executive from managing his personal business affairs as long as the same do not interfere with his services hereunder.

    2. Compensation. In consideration of the services rendered by the Executive under this Agreement, the Company shall pay the Executive a base salary (the "Base Salary") of (i) One Hundred Twenty Five Thousand Dollars ($125,000) per year during the period from the date hereof through March 30, 1998, (ii) One Hundred Thirty Five Thousand Dollars ($135,000) per year during the period March 30, 1998 through March 30, 1999, and (iii) One Hundred Forty-Five Thousand Dollars ($145,000) per year during the period March 30, 1999 through March 30, 2000. The Executive's Base Salary will be reviewed not less than annually by the Company's Board of Directors, but in no event reduced. In addition, the Executive shall be entitled to receive a bonus (the "Bonus") upon the terms as set forth on Schedule 1 hereto.

    3. Fringe Benefits. During the Term and thereafter to the extent provided in
Section 5.6(c), the Executive shall be entitled to participate in such employee benefit plans as are made available generally to key executive employees of the Company, including but not limited to 401(k) plans, pension plans, health benefits, life insurance and four (4) weeks paid vacation per year.

     4. Expenses. The Company shall reimburse the Executive for reasonable expenses incurred in connection with its business affairs, subject to guidelines approved by the Board of Directors and to the receipt of appropriate documentation therefor.

    5.  Termination.

    5.1 Death. In the event of the death of the Executive during his employment hereunder, his employment by the Company shall be deemed to terminate at the end of the calendar month in which his death occurs.

    5.2 Disability. In the event of the physical or mental disability of the Executive for a period in excess of ninety (90) consecutive days as determined by a qualified physician, such that the Executive is unable to discharge his responsibilities hereunder, then the Board of Directors may vote to terminate the Executive's employment effective as of the end of the calendar month which includes the last day of such ninety (90) day period.

    5.3 By the Executive for Cause. In the event the Company shall fail to make any payment of salary owed to the Executive under Section 2 hereof when due or pay any expenses for which the Executive is entitled to reimbursement under
Section 4 hereof, or breach any of the other material covenants of the Company hereunder, and such non-payment, non-reimbursement or breach shall continue for a period of twenty (20) days after the Executive gives written notice hereof to the Company, the Executive shall be entitled to terminate this Agreement on the expiration of such twenty (20) day period.

    5.4 By the Executive Without Cause. The Executive may terminate his employment at any time without cause upon 30 days' prior written notice to the Company.

    5.5 By the Company for Cause. The Company may terminate the Executive's employment for "reasonable cause," by which phrase is meant only one or more of the following:

        (a) If the Executive has been convicted of, or pleads guilty or nolo contendere to a felony, the Company may terminate the Executive's employment immediately upon the occurrence of such conviction or plea.

        (b) If the Executive shall commit any embezzlement against the Company , the Company may terminate the Executive's employment at any time after the commission of such act.

        (c) If the Executive has (i) engaged in willful misconduct with respect to the Company other than that covered by subparagraph(b), or (ii) grossly neglected his duties to the Company, and after written notice of the same, specifying in reasonable detail the alleged misconduct or neglect, the Executive fails to cease such misconduct or neglect within a reasonable period of time not exceeding thirty (30) days following the date of such notice, the Company may terminate the Executive's employment at any time after expiration of such thirty (30) day period; provided that the Company has complied with the following terms and conditions:


           (A) the Executive is provided with written notice of the proposed termination;

           (B) the Executive is given the opportunity to appear with his counsel, and to present evidence and a defense to the alleged misconduct or neglect, at a duly called and held meeting of the Board of Directors of the Company, the purpose of which shall be to determine whether the Executive engaged in such willful misconduct or grossly neglected his duties and should be terminated; and

           (C) if the Executive avails himself of the opportunity set forth in clause (B), following such meeting not less than two-thirds of the members of the Board of Directors determine that the Executive engaged in such willful misconduct or grossly neglected his duties and should be terminated.

    5.5A By the Company Without Cause. The Company may terminate the Executive's employment other than for "reasonable cause" upon 60 days' prior written notice to the Executive.

    5.6    Rights  and  Obligations  of  the  Executive  and  the   Company upon
termination.

        (a)In the  event  the  Executive's  employment  terminates  pursuant  to
           Section 5.1, the Company shall continue to make, until March 30, 2000, payments at a rate equal to the Base Salary in effect on the date of death. The Executive shall have no liability to the Company as a result of a termination of employment pursuant to Sections 5.1 or 5.2 hereof. In the event of termination pursuant to Sections 5.1 or 5.2 the Executive shall also be entitled to receive a pro rata share of any bonus which otherwise would have been payable with respect to the year in which termination occurs, but shall not be entitled to any bonus for any subsequent year.

        (b)In the event of the Executive's employment terminates or is terminated pursuant to Sections 5.4 or 5.5, all of the Executive's rights to receive compensation under Section 2 (other than Base Salary for services rendered prior to the date of termination and other amounts earned but unpaid) and other benefits (excluding any benefits which by their terms have vested) shall cease upon the date of termination. The Executive shall have no liability to the Company as a result of a termination of employment pursuant to Sections 5.3 or 5.4 hereof.

        (c)If the Executive terminates his employment pursuant to Section 5.3 or if the Company terminates the Executive's employment pursuant to
           Section 5.5A, the Company shall, until March 30, 2000, continue to pay and provide to the Executive the Base Salary, Bonus and fringe benefits which the Executive would otherwise have received under Sections 2 and 3 during that period. Such payments and benefits shall be liquidated damages for termination of employment, and the Executive shall not be entitled to receive any further payment or benefit.

        (d)If the Company  terminates  the  Executive's  employment  pursuant to
           Section 5.5A, the Company shall, until March 30, 2000, continue to pay and provide to the Executive the Base Salary, Bonus and fringe benefits which the Executive would otherwise have received under Sections 2 and 3 during that period, in addition to any other remedies available to the Executive pursuant to applicable law.

    6. Restrictive Covenants. In consideration of his employment hereunder, the Executive agrees that he will observe the following covenants. For the purposes of this Section, the term "Company" shall include any of the Company's current or future direct or indirect subsidiaries.

    6.1 Non-disclosure. The Executive acknowledges that the technology, research, know-how, trade secrets, marketing techniques, business plan and other confidential information used or to be used by the Company in pursuit of its business (collectively, the "Proprietary Information") are of value to the Company and provide the Company with substantial competitive advantage in its business. By virtue of his relationship to the Company, the Executive has knowledge of and will be given access to Proprietary Information. The Executive agrees that he will not, during the Term or at any time thereafter, directly or indirectly divulge, transmit or otherwise disclose or cause to be divulged, other than in the ordinary course of his employment hereunder, any Proprietary Information. Any Proprietary Information which comes into the public domain through no fault of the Executive's shall cease to be Proprietary Information for purposes of this Agreement.

    6.2 Non-Competition.

        (a)The Executive agrees that upon any termination of his employment pursuant to any one of Sections 5.3, 5.5, or 5.5A, he will, during the Non-Competition Period (as defined in Section 6.2(d)) observe the non-competition covenant set forth in Section 6.2(c).

        (b)The Executive agrees that upon any termination of his employment pursuant to any one of Sections 5.2, or 5.4, or upon expiration of the Term on March 30, 2000, he will, during the Non-Competition Period, observe the non-competition convenant set forth in Section
           6.2 (c) provided that within thirty days after termination pursuant to Section 5.2 or 5.4, or in the event of termination upon expiration of the Term, at least thirty days prior to such expiration, the Company shall have given written notice to the Executive of its election to require the Executive to be bound by the non-competition covenant set forth in Section 6.2(c) in exchange for the payments to be made pursuant to Section 6.2(e).

        (c)If the Executive is required under Section 6.2 (a) or (b) to observe a non-competition covenant, he shall not engage in any business or render services to any business in the United States, as an officer, director, employee, agent, stockholder (excluding ownership of not more than one (1%) percent of the outstanding shares of a publicly held corporation if such ownership does not involve managerial or operational responsibility), manager partner or consultant, if such business is competitive with any product or service then being developed, produced or marketed by the Company. The parties agree that the current business of the Company consists of the origination, purchasing, servicing, packaging or disposing of loans, obligations, receivables, notes or mortgages or the acquisition of or investment in any company which engages in such services.

        (d)The term  "Non-Competition  Period"  shall mean:  (i) for purposes of
           Section 6.2(a), the first to occur of (x) the date 12 months after termination of employment and (y) March 30, 2000; and (ii) for purposes of Section 6.2(b), the date 18 months after termination of employment or expiration of the Term, as the case may be.

        (e)If the Company wishes to require that the Executive be bound by the non-competition covenant in Section 6.2(c) following a termination of employment pursuant to Sections 5.2 or 5.4 or upon expiration of the Term on March 30, 3000, it shall give the Executive written notice of such effect as set forth in Section 6.2(b). In such event, the Company shall pay the Executive (i) compensation at a monthly rate equal to the annual Base Salary in effect as of the date of the termination of employment divided by 12, to be paid monthly in advance, during the continuation of the Non-Competition Period, and
           (ii) an amount equal to one-half of the Bonus paid to the Executive under Section 2 for the year immediately preceding the year in which termination occurs, which payment shall be made in equal monthly payments on the first day of each month during the Non-Competition Period.

    7.  [Intentionally Omitted]

    8. Payments Upon Change of Control. In the event of a Change of Control Transaction (as herein defined), the provisions of this Section 8 shall apply:

        (a)If within one year following consummation of a Change of Control Transaction, the Company shall seek to (x) relocate the principal office of the Company more than 25 miles from its current location or
           (y) materially alter the Executive's authority or responsibility within the Company, and such alteration continues for 20 days after notice thereof from the Executive to the Company, the Executive may terminate his employment pursuant to Section 5.3. In such event, the Executive shall receive the payments and benefits provided under
           Section 5.6(c) unless he elects, by written notice to the Company within 30 days of such termination, to receive, in a lump sum payment, an amount equal to 150% of the Base Salary then in effect. If the Executive elects such lump sum payment, it shall be paid within 30 days of such election, he shall have no further obligations hereunder, except to observe the covenants set forth in Section 6.1, and the Company shall have no further obligations hereunder, other than to pay such lump sum payment.

        (b)A "Change of Control Transaction" shall mean (i) a sale, conveyance, lease or other transfer of all or substantially all of the assets of the Company, (ii) a consolidation or merger of the Company with or into another corporation in which the Company is not the surviving or resulting corporation or after which more than 50% of the issued and outstanding shares of voting capital stock of the surviving or resulting corporation is thereafter owned of record or beneficially by any single Person or Group of affiliated Persons, (iii) a sale or transfer in a single transaction of shares of the voting capital stock of the Company, which results in more than 50% of the issued and outstanding shares of the voting capital stock of the Company being thereafter owned of record or beneficially by any single Person or Group of affiliated Persons, (iv) any other transaction or series of transactions involving the issuance, sale or transfer of shares of the capital stock of the Company, which results in more than fifty percent (50%) of the issued and outstanding shares of the voting capital stock of the Company being thereafter owned of record or beneficially by any single Person or Group of affiliated Persons, or
           (v) a majority of the Board of Directors of the Company ceasing to consist of individuals (A) who are currently members of the Board or
           (B) for whose nomination for such membership a majority of such current members voted in favor.

        (c)"Group of affiliated Persons" shall mean a group of tow (2) or more persons (i) in which one (1) or more of such Persons controls, is controlled by, or is under common control with, another of such Persons, or (ii) which is associated by agreement for the purpose of controlling the Company or any successor corporation thereof. The term "Group of affiliated Persons" shall not include any such group which consists entirely of Persons who are current stockholders and/or directors of the Company which any currently be deemed to control the Company. "Person" shall mean an individual, partnership, corporation, trust, or other business entity.

    9. Termination of this Agreement. This Agreement shall remain in full force and effect, notwithstanding any termination of the Term, until all of the parties' obligations hereunder have been fully performed.

    10. Notices. All notices hereunder, to be effective, shall be in writing and shall be delivered by hand or by certified mail, postage and fees prepaid, as follows:

           (i)   If to the Company:  Litchfield Financial Corporation
                                  789 Main Road
                               Stamford, VT 05352

              With a Copy to:    James Westra, Esq.
                                 Hutchins, Wheeler & Dittmar
                               101 Federal Street
                                Boston, MA 02110

           (ii)  If to Executive:Joseph S. Weingarten



              With a Copy to:    Craig Griffith, Esq.
                                 Sidley & Austin
                             1 First National Place
                                Chicago, IL 60603

unless and until notice of another or different address shall be given as provided herein.

     11. Modification. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

    12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company or its successor may be merged or which may succeed to its assets or business, although the obligations of the Executive are personal and may be performed only by him.

    13. Captions. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

    14. Severability. The provisions of this Agreement are severable, and invalidity of any provision shall not affect the validity of any other provision. In the event that any court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable because of the duration or scope thereof, the parties hereto agree that said court in making such determinations shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

    15. Governing Law. This Agreement shall be construed under and governed by the laws of the Commonwealth of Massachusetts.


    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as of the day and year first above written.


                    LITCHFIELD FINANCIAL CORPORATION

                    By: /s/ Richard A. Stratton
                       Title:  President

                     /s/ Joseph S. Weingarten
                    Joseph S. Weingarten

                                   Schedule 1

The Executive will be eligible for total bonuses of $120,000, $135,000 and $145,000 in 1997, 1998, and 1999, respectively. The bonuses will be comprised of
(i) a discretionary portion granted based upon the employee's performance as compared to agreed upon goals and mandatory payable if the Company's EPS growth exceeds 10%. The discretionary bonuses available will be 40,000 in 1997; 45,000 in 1998 and 45,000 in 1999; (ii) a portion of the total bonus will be earned for each percentage increase in EPS in excess of 10% and (iii) a greater portion earned for each percentage increase in EPS from 15% to 20%. The dollar amounts payable under this EPS portion of the plan, for each one percent increase, is as follows:


                       >10% and        >15% and
                       <or = 15%       <or = 20%
                       ---------       ---------

               1997      7,500           8,500
               1998      8,500           9,500
               1999      9,500          10,500

                                                                    Exhibit 11.1
                        Litchfield Financial Corporation
                        Computation of Earnings Per Share


                                                                Three months ended        Nine months ended
                                                                ------------------        -----------------
                                                                   September 30,            September 30,
                                                                   -------------            -------------
                                                                  1997      1996            1997      1996
                                                                  ----      ----            ----      ----



Primary
    Weighted average number of  common
        shares outstanding ................................  5,629,644    5,443,319    5,545,507    5,440,714
    Weighted average number of common
       stock equivalents outstanding:
       Stock options ......................................    350,586      253,808      329,261      240,717
                                                               -------      -------      -------      -------


    Fully-diluted weighted average common
        and common equivalent shares
        outstanding (1)....................................  5,980,230    5,697,127    5,874,768     5,681,431
                                                             =========    =========    =========     =========

    Net income ............................................ $2,161,000   $1,946,000   $5,186,000    $4,308,000
                                                            ==========   ==========   ==========    ==========

    Net income per common share ...........................   $    .36   $      .34    $     .88    $      .76
                                                              ========   ==========    =========    ==========



Fully-diluted
    Weighted average number of  common
        shares outstanding ................................  5,629,644    5,443,319    5,545,497      5,440,745
    Weighted average number of common
       stock equivalents outstanding:
       Stock options ......................................    414,884      277,605      440,882        274,646
                                                               -------      -------      -------        -------


    Fully-diluted weighted average common
        and common equivalent shares
        outstanding (1)....................................  6,044,528    5,720,924    5,986,379      5,715,391
                                                             =========    =========    =========      =========

    Net income.............................................  $2,161,000  $1,946,000   $5,186,000     $4,308,000
                                                             ==========  ==========   ==========     ==========

    Net income per common share ...........................  $      .36  $      .34   $      .87     $      .75
                                                             ==========  ==========   ==========     ==========

